UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARC LIFESTYLE GROUP INC

(Exact name of registrant as specified in its charter)

Florida	6719	47- 3760741
(State or jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number

10360 SW 186TH ST MIAMI, FL 33197 650 614 1803 (Address and telephone number of registrant's executive office)

Lorin A. Rosen, Esq.

LAR Law Group P.C.

6 Butler Court, Centereach, New York, 11720

877-570-2620

larlawgroup@gmail.com

(Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable and from time to time after this Registration Statement is declared effective.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non- accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒

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 CALCULATION OF REGISTRATION FEE

Title of Securities To be Registered:	Maximum Amount to be Registered (1)(3):	Proposed Maximum Fixed Offering Price Per Share (2):	Proposed Maximum Aggregate Offering Price:	Amount of Registration Fee:
Common Stock, par value, $.0001 per share	6,488,400	$0.20	$1,297,680	$150.79

(1)  In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)   The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

(3)   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

The information in this Prospectus is not complete and may be changed. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

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PRELIMINARY PROSPECTUS

ARC LIFESTYLE GROUP INC

6,488,400 SHARES OF COMMON STOCK

This prospectus relates to: a) the offer and sale of a maximum of 5,000,000 shares (the “Maximum Offering”) of common stock, $0.0001 par value, at a fixed purchase price of $0.20 per share (“Common Shares”) by Arc LifeStyle Group Inc, a Florida corporation (“we”, “us”, “our”, “ARC”, “Company” or similar terms); and this prospectus further relates to: b) the shareholders named in this prospectus, “Selling Shareholders”, who are registering in the aggregate, 1,488,400 shares of common stock that such Selling Shareholders currently hold. We will not receive any proceeds from the shares of common stock sold by the Selling Shareholders. There is no minimum for this Offering. The Offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 18 months. At the discretion of our board of director, we may discontinue the offering before expiration of the 18 months period or extend the offering for up to 180 days following the expiration of the 18 months offering period. We will pay all expenses incurred in this offering. We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

The offering of the 5,000,000 shares is a “best efforts” offering, which means that our officer and sole director will use their best efforts to sell the common stock and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $0.20 per share for the duration of the offering. The shares will be sold at the fixed price until the common stock becomes quoted on the OTC Bulletin Board, OTCQX, OTCQB or listed on a securities exchange. There is no minimum number of shares required to be sold to close the offering, therefore the gross proceeds may range between $0 and $1,000,000. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use. We have agreed to bear all of the expenses incurred in connection with the registration of these shares. The selling stockholders will pay or assume brokerage commissions and similar charges, if any, incurred for the sale of shares of our common stock.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our officer and sole director will be solely responsible for selling shares under this offering and no commission will be paid on any sales. The expenses of this offering are estimated to be $55,650.79, which include legal fees, accounting fees, SEC registration fees, printing and miscellaneous fees. For additional information on the breakdown of the expenses related to this offering, see the section entitled “Other Expenses of Issuance and Distribution” on the outside back cover page.

The selling stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the methods of sale that may be used by the selling stockholders, see the section entitled “Plan of Distribution” on page 30.

	Offering Price	Commissions	Proceeds to Company After Expenses if 25% of the shares are sold	Proceeds to Company After Expenses if 50% of the shares are sold	Proceeds to Company After Expenses if 75% of the shares are sold	Proceeds to Company After Expenses if 100% of the shares are sold

Common Stock	$0.20	Not Applicable	$194,349	$444,349	$694,349	$944,349

Totals	$0.20	Not Applicable	$194,349	$444,349	$694,349	$944,349

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.20 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Markets. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Our business is subject to many risks and an investment in our shares of common stock will also involve a high degree of risk. You should carefully consider the factors described under the heading “risk factors” beginning on page 9 before investing in our shares of common stock. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Our common stock is presently not quoted on any market or securities exchange.

The date of this prospectus is ________________.

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The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

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Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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 PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “ARC” refer to Arc LifeStyle Group Inc unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

Our Company

ARC was incorporated and began operations as a domestic for profit corporation on April 6, 2015 under the laws of the State of Florida. We are a development stage company that has recently commenced business operations. Our business and registered office is located at 10360 SW 186th Street, Miami, FL 33197. Our telephone number is 650-614-1803 and E-mail is contact@arclifestylegroup.com. ARC primarily specializes in the selling of multinational lifestyle products with revenue streams stemming from the sale of fashion based products and affordable and high quality nutritional food & beverage products such as red wine and olive oil. The products provided are consistent with the LifeStyle concept of which ARC pursues and is at the core of its business model. The LifeStyle concept aims to help improve people’s lifestyle in general, whether it is through providing designer apparel, food or beverages in an easy “one stop shopping” website. The Company’s goal is to maintain a global online shopping destination that offers quality products that are also affordable in many areas of “lifestyle brands”, with its current offerings of Korean designer women’s wear, red wine and olive oil. A company’s status as a “lifestyle brand” is not achieved solely by a wide product range, but by the symbolic benefit a customer associates with it. Initially the food & beverage products being offered by the Company are not only delicious and high quality items, but are also concentrated with an emphasis on the overall health benefits frequently associated with and attributed to a Mediterranean based diet. The products are primarily offered to Asian markets, with all of the sales currently occurring in China. Revenue is currently generated through the sale of apparel through an online platform, “Taobao”, and the sale of red wine to individuals directly. There have been no sales of olive oil as of the date of this Prospectus.

ARC entered the apparel business with the online sales of Korean designer women’s wear through our agreement with Shanghai Fan Xi Commerce Co., Ltd. (“Fanxi”). Fanxi, a private company based in Shanghai, is considered to be a variable interest entity, an entity (investee) in which ARC has no ownership interest in but is the primary beneficiary since the execution of the Management Agreement (agreement attached as exhibit 10.1) on May 22, 2015. Fanxi was incorporated in China and operates "82 Room", the online in-house fashion platform that markets and sells outstanding Korean designer brands into the Chinese market. 82 Room is committed to establish and continually develop a portfolio of multi local Korean-branded womenswear for sale to consumers in Asia. 82 Room is currently selling and distributing products through its website 82room.taobao.com in Asia. ARC absorbed Fanxi with the hope to expand more predominately into the Asian markets through Fanxi’s existing presence in the industry. The apparel products that we sell are designed and manufactured by third parties. Fanxi acquires the products at a low price from vendors and sells the products at a higher price to consumers.

ARC has also entered into the market of selling and distributing red wine through the execution of a Master License Agreement with Sergio Camarero Blanco, representing Lynus Viñedos y Bodegas (“Lynus”), a Spanish winery located in Quintanilla de Onesimo and La Horra on May 25, 2015, to establish a footprint in Asia for the distribution of Lynus’ red wine products (agreement attached as exhibit 10.2).

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This Agreement allows ARC the use of the brands owned by Lynus for sale & distribution in North America and Asia Pacific. Lynus aims to highlight the particularities of the area located in Quintanilla de Onesimo and La Horra, known as the best terroirs of Ribera del Duero in wine making. A careful and artisanal winemaking process, based on respect to the aromas and bouquets provided by the finest woods from the best coopers in France, grants Lynus wines their own character, flavor and distinctiveness. The company has yet to sell any Lynus products. ARC intends to make money by acquiring the products at a low price from Lynus and selling the products at a higher price to consumers.

ARC has also entered into a Master License Agreement with Alvaro Gallego Grajal (“Alvaro”), a provider of quality wine and olive oil on June 4, 2015, to establish a footprint in North America and Asia for the distribution of Sirei888 S.L’s (“Sirei”) wine and olive oil products (agreement attached as exhibit 10.3). This Agreement allows ARC the use of the brands owned by Sirei for the sale & distribution of their olive oil products and wine in North America and Asia Pacific. Sirei, a Spanish company located in Valladolid is in the business of selling and distributing branded olive oil under the name brand “Alcarei” and wines from Spain, specifically the brands “Marques de Requena” and “Grajal-Ruiz”. The company has sold a number of bottles of Sirei wine but has yet to generate any revenue from the olive oil. ARC acquires the products at a low price from Sirei and sells the products at a higher price to consumers.

ARC had entered into an agreement with La Filotea Productions, Inc. (“La Filotea”), a private company based in Cutler Bay, Florida that sells Spanish language books through Amazon on May 1, 2015 with the intention of entering the lifestyle business within the US. The agreement between ARC and La Filotea was terminated on August 13, 2015 as La Filotea was unable to fulfill their obligations as stated in the Agreement (agreement attached as exhibit 10.4A).

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At the time of filing this registration statement, our activities have been limited to developing our business plan, registering our corporate website www.arclifestylegroup.com, operating 82 Room, the sale of and developing the distribution channels for both the Lynus and Sirei products. We have raised $20,442 in share capital from sales of capital stock and excludes non-cash capital stock transactions since inception and completed an audit of the company’s financial statements ended June 30, 2015.

We have realized minimal revenues to date, and our accumulated deficit as of June 30, 2015 is $32,220. To date we have raised an aggregate of $81,551 through three private placements of our securities. Proceeds from the private placement were used for working capital. The amount disclosed represents net cash proceeds from sales of capital stock and excludes non-cash capital stock transactions since inception.

Assuming that the Company will sell 100% of the shares offered, we estimate that we will receive net proceeds of approximately $944,349.21 from this offering, after deducting estimated offering expenses payable by us. We plan to use the net proceeds we will receive from this offering for general corporate purposes.

We will not receive any of the proceeds from the sale of the shares of common stock by the other selling shareholders.

The rationale of our sole officer and director to bring the Company public is based on his subjective belief that potential investors are more inclined to invest in the Company if the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which provides investors with updated material information about the Company and the ability of the Company’s investors to resell securities through the facilities of the securities markets, assuming the Company finds a market maker in order to have its shares of common stock quoted on the OTC Markets.

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Our sole officer and director believes that the disadvantages of becoming a public company are the continuing reporting costs of being a reporting issuer under the Exchange Act and the reluctance of persons qualified to serve as directors of the Company because of a director’s potential exposure to possible legal claims.

In the event that the funds raised from this offering is insufficient for the funding of our twelve month business plan, we intend to raise additional funding for our twelve-month business plan by way of private debt or equity financing, but have not commenced any activities to raise such funds. We cannot provide any assurance that we will be able to raise sufficient funds to proceed with our twelve month business plan.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, the initial equity funding by our officer and sole director, and the development of the Company’s business concept. We received our initial funding of $9,991 through the sale of common stock to our first significant investor, CBC Consultants Ltd., who purchased 350,000 shares of common stock and 100 shares of Preferred Series B stock for a total purchase price of $9,991. We have also received funding of $26,560 through the sale of 166,000 shares of the Company’s common stock via a Private Placement under Regulation S to non U.S. citizens offered at a value of $0.16 per share. A further funding of $45,000 was received through the private sale of 180 shares of the Company’s Preferred Series B stock to its majority shareholder, Capital Flows Ltd on August 7, 2015. To date, ARC has received a total of $81,551 in funding from these private investments. The amount disclosed represents net cash proceeds from sales of capital stock and excludes non-cash capital stock transactions since inception.

Our financial statements from inception on April 6, 2015 through June 30, 2015 reported $6,224 in revenues and a net loss of $32,220.

Mr. Carlos Lopez, our President, sole Director and officer did not agree to serve as an officer or director of the Company in connection with any plan, agreement or understanding that he, respectively, would solicit, participate in, or facilitate the sale of the Company (or a business combination with) to a third party looking to obtain or become a public reporting entity, and Mr. Lopez also confirms that he has no such present intentions.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISK FACTORS--RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK - WE ARE AN `EMERGING GROWTH COMPANY’ AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS” on page 9 of this prospectus.

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This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer and Director will be solely responsible for selling shares under this offering for the company and no commission will be paid on any sales. The selling shareholders will be responsible for selling their own shareholdings. See “Plan of Distribution” on page 37 of this prospectus for further detail.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with Financial Industry Regulatory Authority (“FINRA”) for a stock symbol and for our common stock to be eligible for trading on the Over-the-Counter Markets. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Under U.S. federal securities legislation, our common stock will be “penny stock”. Penny stock is any equity that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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Summary Financial Information

The tables and information below are derived from our audited financial statements for the period from April 6, 2015 (Inception) to June 30, 2015. Our working capital as of June 30, 2015 was $239,408.

June 30, 2015 ($)
Financial Summary
(Audited)

Cash and Deposits	17,348
Total Assets	323,328
Total Liabilities	50,330
Total Stockholder’s Equity (Deficit)	272,998

Accumulated from April 6, 2015 (Inception) to June 20, 2015 ($)

Statement of Operations
Net Sales	6,224
Cost of Sales	4,907
Total Expenses	33,537
Net Loss for the Period	32,220
Net Loss per Share	0.0044

THE OFFERING

Securities offered:	6,488,400 shares of our common stock, par value $0.0001 per share
5,000,000 shares of common stock offered by ARC
1,488,400 shares of common stock offered by selling shareholders
Fixed Offering price:	$0.20 per share
Duration of offering:	18 months.
Net proceeds to us:	$944,349.21 assuming 100% of the shares offered. For further information on the Use of Proceeds, see page 28

Market for the common shares:	There is no public market for our shares. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for a stock symbol and to have our common stock be eligible for trading on the Over the Counter Markets. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

The shares will be sold at the fixed offering price until the common stock becomes quoted on the OTC Bulletin Board, OTCQX, OTCQB or listed on a security exchange.

Shares outstanding as of June 30, 2015:	7,330,000

Shares outstanding prior to offering:	11,246,000

Shares outstanding after offering:	16,246,000

Risk Factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment.

See “Risk Factors” beginning on page 11

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RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, or (“the Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, or (“the JOBS Act”).   As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

We are also considered a "smaller reporting company,"  If we are still considered a "smaller reporting company" at such time as we cease to be an "emerging growth company," we will still be able to take advantage of scaled disclosure requirements.

For more information, please see our Risk Factor entitled "AS AN "EMERGING GROWTH COMPANY" UNDER THE JUMPSTART OUR BUSINESS STARTUPS ACT (“JOBS”), WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS."

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Risks Associated With Arc LifeStyle Group Inc

We have minimal operating history.

To date we have finalized our business plan, sourced products and services, established corporate and other formalities necessary to begin operations, negotiated relationships with strategic business partners, and have begun operations in two of the many sectors of the lifestyle industry that we are focusing on.  Accordingly, we have little operating history on which to base an evaluation of our business and prospects.  Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of development.  We cannot assure you that we will be successful in addressing the risks we may encounter, and our failure to do so could have a material adverse effect on our business, prospects, financial condition and results of operations.

The markets for lifestyle related products and services are uncertain.

Even if we are successful in the development of our company, our success will depend upon the ability of the management team to locate suitable partners with quality services or supply of products to expand our current apparel, olive oil and red wine business, as well as expand into other sectors that compliments the LifeStyle concept embraced by the Company. There can be no assurance that such availability will materialize. Insufficient availability would have a material adverse effect on our business, financial condition and results of operations.

Global economic conditions and the impact on consumer spending patterns could adversely impact our results of operations.

The Company’s performance is subject to global economic conditions and their impact on levels of consumer spending worldwide. Some of the factors that may influence consumer spending include high levels of unemployment, higher consumer debt levels, reductions in net worth based on market declines and uncertainty, home foreclosures and reductions in home values, fluctuating interest rates and credit availability, government austerity measures, fluctuating fuel and other energy costs, fluctuating commodity prices, and general uncertainty regarding the overall future economic environment. Consumer purchases of discretionary items, including our merchandise that currently includes Korean designer wear, wine and olive oil, generally decline during periods when disposable income is adversely affected or there is economic uncertainty.

Adverse economic changes in any of the regions in which we and our franchisees sell our products, such as in China, could reduce consumer confidence, and thereby could negatively affect earnings and have a material adverse effect on the results of our operations. In challenging and uncertain economic environments, we cannot predict whether or when such circumstances may improve or worsen, or what impact, if any, such circumstances could have on our business, results of operations, cash flows, and financial position.

Independent third parties manufacture our products

Because independent third parties manufacture virtually all of our products outside of our principal sales markets, third parties must transport our products over large geographic distances. Delays in the shipment or delivery of our products due to the availability of transportation, work stoppages, port strikes, infrastructure congestion, or other factors, and costs and delays associated with transitioning between vendors, could adversely impact our financial performance. For example, the cost of fuel is a significant component in transportation costs, so increases in the price of petroleum products can adversely affect our gross margins.

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Risks associated with importing merchandise internationally.

We purchase nearly all merchandise from third-party vendors in many different countries. From time to time, these third-party vendors may not be in compliance with applicable local laws. There can be no assurance that our vendors and other third parties with whom we do business will not violate such laws and regulations. Significant or continuing noncompliance with such laws by one or more vendors could have a negative impact on us, could subject us to liability, and could have an adverse effect on our results of operations.

We are subject to data security risks, which could have an adverse effect on our results of operations and consumer confidence in our security measures.

As part of our normal operations, we receive and maintain confidential, proprietary, and personally identifiable information, including credit card information, about our customers and other third parties. Our business does not employ any systems and websites that allow for the secure storage and transmission of this information, as we rely solely on the security protection offered by the online platform utilized. As a result, despite this could expose us to a risk of loss or misuse of this information, litigation, and potential liability. The retail industry, in particular, has been the target of many recent cyber-attacks. We may not have the resources to anticipate or prevent rapidly evolving types of cyber-attacks. Attacks may be targeted at us, our customers, or others who have entrusted us with information. In addition, even if we take appropriate measures to safeguard our information security and privacy environment from security breaches, we could still expose our customers and our business to risk. Our company can only rely upon the security the online platform provides for our clients.

Implication of advanced computer capabilities, new technological discoveries, or other unforeseeable developments may result in our transactions or other data being easily breached or compromised. If we introduce measures to protect against cyber-attacks, this may also have the potential to impact our customers’ shopping experience or decrease activity on our websites by making them more difficult to use. Data and security breaches can also occur as a result of non-technical issues, including intentional or inadvertent breach by persons with whom we have commercial relationships that result in the unauthorized release of personal or confidential information. In addition, the regulatory environment surrounding information security, cybersecurity, and privacy is increasingly demanding, with new and changing requirements, and customers have a high expectation that the Company will adequately protect their personal information from cyber-attack or other security breaches. Security breaches and cyber incidents could result in a violation of applicable privacy and other laws, significant legal and financial exposure, and a loss of consumer confidence in our security measures, which could have an adverse effect on our results of operations and our reputation.

The failure to attract and retain key personnel, or effectively manage succession, could have an adverse impact on our results of operations.

Our ability to anticipate and effectively respond to changing apparel trends and the demand for both imported red wine imported olive oil to consumers in Asia depends in part on our ability to attract and retain key personnel. Competition for personnel is intense, and we cannot be sure that we will be able to attract and retain a sufficient number of qualified personnel. If we are unable to retain, attract, and motivate talented employees with the appropriate skill sets in the differing business segments we are operating in, or if changes to our organizational structure, operating results, or business model adversely affect morale or retention, we may not achieve our objectives and the results of our operations could be adversely impacted. In addition, the loss of one or more of our key personnel or the inability to effectively identify a suitable successor to a key role could have a material adverse effect on our business

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Our results could be adversely affected by natural disasters, public health crises, political crises, or other catastrophic events.

Natural disasters, such as hurricanes, tornadoes, floods, earthquakes, and other adverse weather and climate conditions; unforeseen public health crises, such as pandemics and epidemics; political crises, such as terrorist attacks, war, labor unrest, and other political instability; or other catastrophic events, such as disasters occurring at our vendors' manufacturing facilities, whether occurring in the United States or internationally, could disrupt our operations or the operations of one or more of our vendors. In particular, these types of events could impact our product supply chain from or to the impacted region and could also impact our ability to operate our websites. In addition, these types of events could negatively impact consumer spending in the impacted regions or depending upon the severity of the event, have a global impact. Disasters occurring at our vendors’ manufacturing facilities could impact our reputation and our customers’ perception of our brands. To the extent any of these events occur, our operations and financial results could be adversely affected.

Results are impacted by the effects of, and changes in, worldwide economic and capital markets conditions.

The Company operates in a number of countries and derives revenues from both inside and outside the United States. The Company’s business is subject to global competition and may be adversely affected by factors in the United States and other countries that are beyond its control, such as disruptions in financial markets, economic downturns in the form of either contained or widespread recessionary conditions, elevated unemployment levels, sluggish or uneven recovery, in specific countries or regions, or in the various industries in which the Company operates; social, political or labor conditions in specific countries or regions; natural and other disasters affecting the operations of the Company or its customers and suppliers; or adverse changes in the availability and cost of capital, interest rates, tax rates, or regulations in the jurisdictions in which the Company operates.

Worldwide and domestic economic trends and financial market conditions can impact the result of our operations.

We are subject to risks associated with adverse economic conditions, including economic slowdown, inflation, and the disruption, volatility and tightening of credit and capital markets. Unfavorable global or regional economic conditions could adversely impact our business, liquidity, financial condition and results of operations. Unemployment, tax increases, governmental spending cuts or a return of high levels of inflation could affect consumer spending patterns and purchases of our products. These could also create or exacerbate credit issues, cash flow issues and other financial hardships for us and our suppliers, distributors, retailers and consumers. The inability of suppliers, distributors and retailers to access liquidity could impact our ability to produce and distribute our products.

Global operations, currency rate fluctuations, interest rate fluctuations and geopolitical uncertainty

Our products are produced and sold in numerous countries throughout the world. Risks associated with international operations, any of which could have a material adverse effect on our business, liquidity, financial condition and results of operations, include:

•	changes in local political, economic, social and labor conditions;

•	potential disruption from socio-economic violence, including terrorism and drug-related violence;

•	restrictions on foreign ownership and investments or on repatriation of cash earned in countries outside the U.S.;

•	changes in laws, governmental regulations and policies in many countries outside the U.S.;

•	import and export requirements;

•	currency exchange rate fluctuations;

•	a less developed and less certain legal and regulatory environment, which among other things can create uncertainty with regard to liability issues;

•	laws regarding the enforcement of contract and intellectual property rights;

•	inadequate levels of compliance with applicable anti-bribery laws, including the Foreign Corrupt Practices Act; and

•	other challenges caused by distance, language and cultural differences.

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Our success will depend, in part, on our ability to overcome the challenges we encounter with respect to these factors and other matters generally affecting U.S. companies with global operations. Although we have implemented policies and procedures designed to ensure compliance with U.S. and foreign laws and regulations, including anti-corruption laws, there can be no assurance that our employees, business partners or agents will not violate our policies or take action determined to be in violation of the law. Any determination that our operations or activities were not in compliance with applicable U.S. or foreign laws or regulations could result in the imposition of fines and penalties, interruptions of business, terminations of necessary licenses and permits, and other legal and equitable sanctions.

We are also exposed to risks associated with currency fluctuations and risks associated with interest rate fluctuations. Currency exchange rates between the U.S. dollar and foreign currencies in the markets in which we do business have fluctuated in recent years and are likely to continue to do so in the future. We manage our exposure to foreign currency and interest rate risks utilizing derivative instruments and other means to reduce those risks. We could experience changes in our ability to hedge against or manage fluctuations in foreign currency exchange rates or interest rates and, accordingly, there can be no assurance that we will be successful in reducing those risks. We could also be affected by nationalization of our international operations, unstable governments, unfamiliar or biased legal systems or intergovernmental disputes. These currency, economic and political uncertainties may have a material adverse effect on our results of operations and financial condition, especially to the extent these matters, or the decisions, policies or economic strength of our suppliers and distributors, affect our global operations.

Damage to our reputation and brands

Maintaining a good reputation is critical to selling all of our branded products. Product contamination or tampering or the failure to maintain our standards for product quality, safety and integrity, including with respect to raw materials, naturally occurring compounds, packaging materials or product components obtained from suppliers, may reduce demand for our products or cause production and delivery disruptions. Although we maintain standards for the materials and product components we receive from our suppliers, and we also audit our suppliers’ compliance with our standards, it is possible that a supplier may not provide materials or product components which meet our required standards or may falsify documentation associated with the fulfillment of those requirements. If any of our products becomes unsafe or unfit for consumption, is misbranded or causes injury, we may have to engage in a product recall and/or be subject to liability and incur additional costs. A widespread product recall, multiple product recalls, or a significant product liability judgment could cause our products to be unavailable for a period of time, which could further reduce consumer demand and brand equity. Our reputation could be impacted negatively by public perception, adverse publicity (whether or not valid), negative comments in social media, or our responses relating to:

•	a perceived failure to maintain high ethical, social and environmental standards for all of our operations and activities;

•	a perceived failure to address concerns relating to the quality, safety or integrity of our products;

•	our environmental impact, including use of agricultural materials, packaging, water and energy use, and waste management; or

•	effects that are perceived as insufficient to promote the responsible use of alcohol.

Failure to comply with local laws and regulations, to maintain an effective system of internal controls, to provide accurate and timely financial statement information, or to protect our information systems against service interruptions, misappropriation of data or breaches of security, could also hurt our reputation. Damage to our reputation or loss of consumer confidence in our products for any of these or other reasons could result in decreased demand for our products and could have a material adverse effect on our business, financial condition and results of operations, as well as require additional resources to rebuild our reputation, competitive position and brand equity.

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The Company’s growth objectives are largely dependent on the timing and market acceptance of its new product offerings, including its ability to continually renew its pipeline of new products and to bring those products to market.

This ability may be adversely affected by difficulties or delays in acquiring new products, as well as the length of time that is needed to gain market acceptance of new products. There are no guarantees that new products will prove to be commercially successful in any of the industry segments we are operating in.

Acquisitions, strategic alliances, divestitures, and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring could affect future results.

The Company monitors its business portfolio and organizational structure and has made and may continue to make acquisitions, strategic alliances, divestitures and changes to its organizational structure. With respect to acquisitions, future results will be affected by the Company’s ability to integrate acquired businesses quickly and obtain the anticipated synergies.

The Company’s future results may be affected by various legal and regulatory proceedings and legal compliance risks, including those involving product liability, antitrust, intellectual property, environmental, the U.S. Foreign Corrupt Practices Act and other anti-bribery and anti-corruption laws, or other matters.

The outcome of these legal proceedings may differ from the Company’s expectations because the outcomes of litigation, including regulatory matters, are often difficult to reliably predict. Various factors or developments can lead the Company to change current estimates of liabilities and related insurance receivables where applicable, or make such estimates for matters previously not susceptible to reasonable estimates, such as a significant judicial ruling or judgment, a significant settlement, significant regulatory developments or changes in applicable law. A future adverse ruling, settlement or unfavorable development could result in future charges that could have a material adverse effect on the Company’s results of operations or cash flows in any particular period.

The complexity of the Company’s businesses could place a significant strain on its management, operations, performance and resources.

The complexity of the Company’s business could place a significant strain on its management, operations, technical performance, financial resources, and internal financial control and reporting functions. The Company currently operates three different businesses: apparel, and the sale of both Spanish wines and olive oil. The Company is currently looking into other industries that we believe has potential to add value and will contribute towards achieving a better lifestyle. There can be no assurance that the Company will be able to manage the complexity of its businesses effectively. The Company’s current and planned personnel, systems, procedures and controls may not be adequate to support and effectively manage its future operations, especially as it hires consultants in multiple geographic locations. The Company may not be able to hire, train, retain, motivate and manage the required personnel, which may limit its growth. If any of these were to occur, it could damage the Company’s reputation, limit growth, negatively affect operating results and harm its business.

We may incur significant costs in the development and implementation of new businesses with no guarantee of success.

In order to remain competitive and expand our business, we have developed, and expect to continue to develop, in-center and ancillary businesses. We may incur significant costs in the development of these businesses, some of which may be outside of our core competency. In addition, we cannot guarantee that these businesses will be successful and contribute to earnings.

The Company faces various risks as an Internet retailer.

Business risks related to its online business include risks associated with the need to keep pace with rapid technological change, risks associated with the adoption of new products or platforms, including, among other things, new website platforms and new products, Internet security risks, risks of system failure or inadequacy, supply chain risks, government regulation and legal uncertainties with respect to the Internet, risks related to data privacy and collection of sales or other taxes by one or more states or foreign jurisdictions. If any of these risks materializes, it could have an adverse effect on the Company’s business.

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The Company’s expansion into new products, services and technologies subjects it to additional business, legal, financial and competitive risks.

The Company may require additional capital in the future to sustain or grow the Company’s online business. The Company’s gross profits and margins in its newer activities may be lower than in its traditional activities, and it may not be successful enough in these newer activities to recoup its investments in them. In addition, the Company may have limited to no experience in its newer products and services, and its customers may not accept its new product or service offerings. Some of these offerings may present new and difficult technological challenges, and the Company may be subject to claims or recalls if customers of these offerings experience service disruptions or failures or other quality issues. If any of these were to occur, it could damage the Company’s reputation, limit its growth and negatively affect its operating results.

Failure by us to respond to changes in consumer preferences could result in lack of sales revenues and may force us out of business.

The markets for our all of our products and services are influenced by rapidly changing technology, evolving industry standards and changing customer requirements and demand. Our future success will depend on our ability to enhance our current products and services, advertise and market our services effectively and responding to emerging industry standards and other technological changes on a timely and cost effective basis. There can be no assurance that we will be successful in enhancing our existing service offerings on a timely basis or that any new enhancements will achieve market acceptance. If we fail to anticipate, or respond adequately, to changes in technology and customer preferences these events could have a material adverse effect on our business, financial condition and results of operation.

It is uncertain whether we can obtain a customer base.

We do not have any oral or written agreements with any customers. Our customer base consists of those customers that order goods currently offered on the various websites we maintain and individuals approached for the sale of our wine and olive oil products. Customers may choose to procure services and products from companies other than ours. Such actions will adversely affect our financial condition and results of operations.

We must successfully gauge apparel trends and changing consumer preferences to succeed.

With respect to our operation in the apparel industry, our success is largely dependent upon our ability to gauge the tastes of our customers and to provide merchandise that satisfies customer demand in a timely manner. However, lead times for many of our purchasing decisions may make it more difficult for us to respond rapidly to new or changing apparel trends or consumer acceptance of our products. The global apparel retail business fluctuates according to changes in consumer preferences, dictated in part by apparel trends and seasons. To the extent we misjudge the market for our merchandise or the products we feel are desirable for the local markets or if we fail to execute trends and deliver products to market as timely as our competitors, our sales will be adversely affected, and inventory will adversely affect our operating results.

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Our apparel business is highly competitive.

The apparel retail industry is highly competitive in China. With the sale of designer Korean women’s wear, we compete with local, national, and global department stores, specialty and discount store chains, independent retail stores, and online businesses that market similar lines of merchandise based upon wares designed by Korean designers. We face a variety of competitive challenges including:• maintaining favorable brand recognition and effectively marketing our products to customers;

•	anticpiating and quickly responding to changing apparel trends and customer demands;

•	attracting customer traffic online;

•	competively pricing our products and achieving customer perception of value;

•	maintaining favorable brand recognition and effectively marketing our products to customers;

•	acquiring high-quality products in sizes, colors, and styles that appeal to customers of varying age groups and tastes; and

•	sourcing merchandise efficiently.

If we are not able to compete successfully in China, the results of our operations would be adversely affected.

Our apparel business, including our costs and supply chain, is subject to risks associated with sourcing in South Korea.

We purchase all our apparel products from independent third parties. As a result, we are directly impacted by increases in the cost of those products. If we experience significant increases in demand or need to replace an existing vendor, there can be no assurance that additional vendors will be available when required on terms that are acceptable to us or that any vendor would allocate sufficient capacity to us in order to meet our supply requirements. In addition, with any new vendor, we may encounter stock issues and added costs as a result of the time it takes to negotiate with our new vendors regarding their products. Moreover, in the event of a significant disruption in the supply of the fabrics or raw materials used by our vendors in the manufacture of our products, our vendors might not be able to locate alternative suppliers of materials of comparable quality at an acceptable price. Any delays, interruption, or increased costs in the manufacture of our products could result in lower sales and net income.

Competition (Sale of Wine in Asia)

We are in a highly competitive industry with respect to the sale of wine in Asia and the dollar amount and unit volume of our sales could be negatively affected by numerous factors including:

•	our inability to maintain or increase prices;

•	new entrants in our market or categories;

•	a general decline in beverage alcohol consumption; or

•	the decision of wholesalers or consumers to purchase a competitor’s product instead of ours.

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Unit volume and dollar amount of sales could also be affected by pricing, purchasing, financing, operational, advertising or promotional decisions made by wholesalers, state and provincial agencies, and retailers which could affect their supply of, or consumer demand for, our products. We could also experience higher than expected selling, general and administrative expenses if we find it necessary to increase the number of our personnel or our advertising or marketing expenditures to maintain our competitive position or for other reasons.

Supply of Spanish Red Wine Brands

In order to fulfill our current and projected Spanish Red Wine Brands product requirements, we are currently dependent on a winery which is located in Quintanilla de Onesimo, Spain and its vineyards located in Quintanilla de Onesimo and La Horra, Spain for our supply of Lynus wine brands. This winery and Sirei are currently our only sources of supply for the Spanish red wines we market and sell.

We may not be able to satisfy all of our product supply requirements for the Spanish wine brands in the event of a significant disruption occurring at the winery or their vineyards. Additionally, our general insurance policies – were we to purchase any – may not cover certain types of catastrophes that might affect our supply of the Spanish wine brands. A major uninsured catastrophe could result in significant unrecoverable losses.

Potential decline in the consumption of Spanish red wine products we sell

We rely on consumers’ demand for our Spanish red wine brand products. Consumer preferences may shift due to a variety of factors, including changes in demographic or social trends, public health policies, and changes in dining and beverage consumption patterns. Our continued success will require us to anticipate and respond effectively to shifts in consumer behavior and drinking tastes. If consumer preferences were to move away from our premium brands in any of our major markets, our financial results might be adversely affected.

A limited or general decline in consumption in one or more of our product categories could occur in the future due to a variety of factors, including:

•	a general decline in economic or geopolitical conditions;

•	concern about the health consequences of consuming beverage alcohol products and about drinking and driving;

•	a general decline in the consumption of beverage alcohol products in on-premise establishments, such as may result from smoking bans and stricter laws relating to driving while under the influence of alcohol;

•	consumer dietary preferences favoring lighter, lower calorie beverages such as diet soft drinks, sports drinks and water products;

•	the increased activity of anti-alcohol groups;

•	increased federal, state, provincial and foreign excise or other taxes on beverage alcohol products and possible restrictions on beverage alcohol advertising and marketing;

•	increased regulation placing restrictions on the purchase or consumption of beverage alcohol products or increasing prices due to the imposition of duties or excise tax;

•	inflation; and

•	wars, pandemics, weather and natural or man-made disasters.

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In addition, our continued success depends, in part, on our ability to develop new products. The launch and ongoing success of new products are inherently uncertain especially with regard to their appeal to consumers. The launch of a new product can give rise to a variety of costs and an unsuccessful launch, among other things, can affect consumer perception of existing brands and our reputation. Unsuccessful implementation or short-lived popularity of our product innovations may result in inventory write-offs and other costs.

Reliance on beverage alcohol wholesale distributors, major retailers and government agencies

Within our primary market of China, we offer a range of beverage alcohol products across the branded wine category. In China, we sell our products directly to individuals. We also intend to sell online and to approach wholesalers for resale to retail outlets including grocery stores, club and discount stores, package liquor stores, restaurants and also directly to government agencies.

Our industry is being affected by the trend toward consolidation in the wholesale and retail distribution channels. If we are unable to adapt successfully to this changing environment, our net income, market share and volume growth could be negatively affected. In addition, wholesalers and retailers of our products offer products which compete directly with our products for retail shelf space, promotional support and consumer purchases. Accordingly, wholesalers or retailers may give higher priority to products of our competitors.

Import and excise duties or other taxes or government regulation in connection with alcoholic beverages

The countries in which we operate, primarily China, impose import and excise duties and other taxes on beverage alcohol products in varying amounts, which are subject to change. Significant increases in import and excise duties or other taxes on beverage alcohol products could materially and adversely affect our financial condition or results of operations. The federal budget and individual state, provincial or local municipal budget deficits could result in increased taxes on our products, business, customers or consumers. Various proposals to increase taxes on beverage alcohol products have been made at the federal and state or provincial level in recent years in China. There may be further consideration by federal, state, provincial, local and foreign governmental entities to increase taxes upon beverage alcohol products as governmental entities explore available alternatives for raising funds during the current macroeconomic climate. In addition, federal, state, provincial, local and foreign governmental agencies extensively regulate the beverage alcohol products industry concerning such matters as licensing, warehousing, trade and pricing practices, permitted and required labeling, advertising and relations with wholesalers and retailers. Certain federal, state or provincial regulations also require warning labels and signage. New or revised regulations or increased licensing fees, requirements or taxes could also have a material adverse effect on our financial condition or results of our operations.

Contamination

The success of our Spanish wine brands depends in large part upon the positive image that consumers have of those brands. Contamination, whether arising accidentally or through deliberate third-party action, or other events that harm the integrity or consumer support for our brands, could adversely affect their sales. Contaminants in raw materials, packaging materials or product components purchased from third parties and used in the production of our beer, wine or spirits products or defects in the fermentation or distillation process could lead to low beverage quality as well as illness among, or injury to, consumers of our products and may result in reduced sales of the affected brand or all of our brands.

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Class action lawsuits or other litigation relating to alcohol abuse, the misuse of alcohol, product liability, or marketing or sales practices

There has been public attention directed at the beverage alcohol industry, which we believe is due to concern over problems related to the harmful abuse of alcohol, including drinking and driving, underage drinking and health consequences from the misuse of alcohol. We also could be exposed to lawsuits relating to product liability or marketing or sales practices. Adverse developments in lawsuits concerning these types of matters or a significant decline in the social acceptability of beverage alcohol products that may result from lawsuits could have a material adverse effect on our business.

Competition (Sale of Olive Oil in Asia)

We are in a highly competitive industry with respect to the sale of olive oil in Asia and the dollar amount and unit volume of our sales could be negatively affected by numerous factors including:

•	our inability to maintain or increase prices;

•	new entrants in our market or categories;

•	a general decline in beverage alcohol or oil consumption; or

•	the decision of wholesalers or consumers to purchase a competitor’s product instead of ours.

Unit volume and dollar amount of sales could also be affected by pricing, purchasing, financing, operational, advertising or promotional decisions made by wholesalers, state and provincial agencies, and retailers which could affect their supply of, or consumer demand for, our products. We could also experience higher than expected selling, general and administrative expenses if we find it necessary to increase the number of our personnel or our advertising or marketing expenditures to maintain our competitive position or for other reasons.

Supply of Spanish olive oil brands

In order to fulfill our current and projected Spanish red wine brands product requirements, we are currently dependent on Sirei for our supply of Spanish olive oil brands. Sirei is currently our sole source of supply for the Spanish olive oil we market and sell.

We may not be able to satisfy all of our product supply requirements for the Spanish olive oil in the event of a significant disruption occurring at the site of extraction or their olive farms. Additionally, our general insurance policies – were we to purchase any – may not cover certain types of catastrophes that might affect our supply of the Spanish olive oil brands. A major uninsured catastrophe could result in significant unrecoverable losses.

Potential decline in the consumption of Spanish olive oil products we sell

We rely on consumers’ demand for our Spanish olive oil products. Consumer preferences may shift due to a variety of factors, including changes in demographic or social trends, public health policies, fraudulent activities and changes in dining consumption patterns. Our continued success will require us to anticipate and respond effectively to shifts in consumer behavior and consumption oil preferences. If consumer preferences were to move away from our premium brands in any of our major markets, our financial results might be adversely affected.

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A limited or general decline in consumption in one or more of our product categories could occur in the future due to a variety of factors, including:

•	a general decline in economic or geopolitical conditions;

•	consumer dietary preferences favoring other oil substitutes;

•	lack of consumer confidence due to labeling malpractices of competitors;

•	inflation; and

•	wars, pandemics, weather and natural or man-made disasters.

In addition, our continued success depends, in part, on our ability to develop new products. The launch and ongoing success of new products are inherently uncertain especially with regard to their appeal to consumers. The launch of a new product can give rise to a variety of costs and an unsuccessful launch, among other things, can affect consumer perception of existing brands and our reputation. Unsuccessful implementation or short-lived popularity of our product innovations may result in inventory write-offs and other costs.

Reliance on olive oil distributors, major retailers and government agencies

Within our primary market of China, we offer our olive oil products across the branded olive oil category. In China, we sell our products principally directly to individual consumers. We also intend to sell through an online store, approach wholesalers for resale to retail outlets including grocery stores, club and discount stores, restaurants and also directly to government agencies.

Our industry is being affected by the trend toward consolidation in the wholesale and retail distribution channels. If we are unable to adapt successfully to this changing environment, our net income, market share and volume growth could be negatively affected. In addition, wholesalers and retailers of our products offer products which compete directly with our products for retail shelf space, promotional support and consumer purchases. Accordingly, wholesalers or retailers may give higher priority to products of our competitors.

Contamination

The success of our Spanish olive oil brands depends in large part upon the positive image that consumers have of those brands. Contamination, whether arising accidentally or through deliberate third-party action, or other events that harm the integrity or consumer support for our brands, could adversely affect their sales. Contaminants in raw materials, packaging materials or product components purchased from third parties and used in the production of our olive oil could lead to low olive oil quality as well as illness among, or injury to, consumers of our products and may result in reduced sales of the affected brand or all of our brands.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

As of June 30, 2015, the Company had 7,330,000 shares of common stock issued and outstanding. Pursuant to our Articles of Incorporation, we have authorized 800,000,000 total shares, of which 700,000,000 were designated for the common stock. 100,000,000 shares of Preferred shares are authorized, and currently the Company has established Series A and Series B classes of Preferred stock. Accordingly, we may issue up to an additional 692,670,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

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If we do not obtain additional financing, our business may fail

At June 30, 2015, we had cash on hand of $17,348. The annual burn rate from inception to June 30, 2015 was $137,193, which is the cost associated with running our operations and is projected to increase substantially once operations expand. We anticipate requiring at least $500,000 over the next 12 months to satisfy our cash needs, which, would be reached if ARC sold 50% of our shares in this offering.

If we fail to raise 50% of the offering, we anticipate that additional funding will be needed for general administrative expenses, website development and marketing costs, establishing an advertising and marketing program, and purchase of inventory. We intend to raise the required funds through additional equity and/or debt placements, and hope that gross profits from same will help defray some of our operating expenses. However, there is no guarantee that we will be able to raise the required cash and because of this our business may fail. The specific cost requirements needed to maintain operations will depend upon demand generated from potential clients but initial projections are discussed in the Plan of Operations.

We do not currently have any arrangements for financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.  These factors may impact the timing, amount, terms or conditions of additional financing available to us.  The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole director.

We may not have access to a qualified workforce.

In order to implement our business plan, we will initially rely on a small work force comprised of contract labor rather than permanent employees. Consequently, we are faced with a risk of not being able to access a sufficient number of suitable independent contractors to maintain a necessary level of operation. At present we have seven (7) agreements with independent contractors for different areas of the business but the company does not have enough capital to fund the expenses related to a number of them executing their responsibilities. Shares of common stock have been issued to them in exchange for their services, but there is no market readily available for them to sell their holdings.

We will need to expand our skilled personnel and retain those personnel that we do hire.

We will be required to hire and retain skilled employees at all levels of our operations in a market where such qualified employees might be in high demand and subject to receiving competing offers.  The inability to hire needed employees on a timely basis and/or the inability to retain those that we do hire could have a material adverse effect on our ability to meet the schedules of our strategic plan.

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We have minimal operating history and have maintained losses since inception, which we expect to continue into the future.

We were incorporated on April 6, 2015 and have very limited operations as we just commenced operations over these past few months. We have generated revenues of $6,224 to date. Our business is still under the developmental stage. We have limited operating history upon which an evaluation of our future success or failure can be made. Our net loss from inception (April 6, 2015) to June 30, 2015 is $32,220. Based upon our proposed plans, we expect to incur significant operating losses in future periods. This will happen because there are substantial costs and expenses associated with the development and marketing of our products and services. We may fail to generate revenues in the future. If we cannot attract a significant number of customers, we will not be able to generate any significant revenues or income. Failure to generate revenues will cause us to go out of business because we will not have the money to pay our ongoing expenses.

We are dependent on certain key personnel.

The Company is dependent on the services of its Chief Executive Officer and the consultants hired. The loss of services of any of these individuals could impair the Company’s ability to execute its planned transactions, and manage the operations of the business, and could have a material adverse effect on the Company’s business, financial condition and results of operations.

We do not have any employment agreements or maintain key person life insurance policies on our officer, Director and consultants. We do not anticipate entering into employment agreements with them or acquiring insurance in the foreseeable future.

We have limited business, sales and marketing experience in our industries.

We have minimal operations as we have just recently commenced our business operations. While we have plans for marketing our products and services, there can be no assurance that such efforts will be successful. Additionally, we are a newly-formed, development stage company with no prior experience in our industries. We are entirely dependent on the services of our sole officer and Director, Mr. Carlos Lopez to build our customer base. Our Company has no prior experience which it can rely upon in order to expand the number of customers to purchase from our online stores. Prospective customers may be less likely to use our online platform than a competitor’s because we have no prior experience in this business.

We may not be able to compete effectively against our competitors.

We expect to face strong competition from well-established companies and small independent companies similar to ours that may result in price reductions and decreased demand for our products and services. We will be at a competitive disadvantage in obtaining the facilities, employees, financing and other resources required to provide online platforms and exchanges demanded by prospective customers. Our opportunity to obtain customers may be limited by our financial resources and other assets. We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business.

Because our current president has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Mr. Carlos Lopez, our sole officer and Director, currently devotes approximately thirty hours per week providing management services to us. While he presently possesses adequate time to attend to our interests, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Carlos Lopez to our company could negatively impact our business development.

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Current management’s lack of experience in and with the online platform or exchange business means that it is difficult to assess, or make judgments about, our potential success.

Our officer and sole Director has no prior experience with or has ever been employed in a job involving businesses and industries related to the “LifeStyle concept”. Additionally, our officer and sole Director does not have a college or university degree, or other educational background in the business sectors of apparel, wine and olive oil. With no direct training relating to industries associated with the lifestyle business, our officer and sole Director may not be fully aware of many of the specific requirements related to the business. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our officer and sole Director’s future possible mistakes, lack of sophistication, judgment or experience in the business.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative effect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (A) following the fifth anniversary of our first sale of common equity securities pursuant to an effective registration statement, (B) in which we have total annual gross revenue of at least $1.0 billion, or (C) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior September 30, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Rule 12b-2 of the Securities Exchange Act of 1934, as amended, defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

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Had a public float of less than $ 75 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

In the case of an initial registration statement under the Securities Act or Exchange Act for shares of its common equity, had a public float of less than $75 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

In the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero, had annual revenues of less than $50 million during the most recently completed fiscal year for which audited financial statements are available.

We qualify as a smaller reporting company, and so long as we remain a smaller reporting company, we benefit from the same exemptions and exclusions as an emerging growth company. In the event that we cease to be an emerging growth company as a result of a lapse of the five year period, but continue to be a smaller reporting company, we would continue to be subject to the exemptions available to emerging growth companies until such time as we were no longer a smaller reporting company.

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies.

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RISK FACTORS RELATED TO OUR COMMON STOCK

We are selling our offering of 5,000,000 shares of common stock without an underwriter and may be unable to sell any shares.

Our offering of 5,000,000 shares is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

Because there are no minimum proceeds the Company can receive from its offering of 5,000,000 shares, the Company may not raise sufficient capital to implement its planned business and your entire investment could be lost.

The Company is making its offering of 5,000,000 shares of common stock on a best-efforts basis and there is no minimum amount of proceeds the Company may receive. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company. In the event the company does not raise sufficient capital to implement its planned operations, your entire investment could be lost.

The concentration of the Company’s capital stock ownership by certain shareholders will limit its stockholders’ ability to influence corporate matters and may involve other risks.

Capital Flows Ltd, an investment entity controlled by Ms. Xiaolan Wang of Wuhan, China is currently the beneficial owner of an aggregate of approximately 66.69% of the Company’s outstanding common stock, 100% and 55.56% of the outstanding shares of preferred stock Series A and Series B respectively, as of August 7, 2015. This concentrated control limits the ability of the Company’s other stockholders to influence corporate matters and, as a result, the Company may take actions with which its other stockholders do not agree.

You will be relying on the judgment of our management regarding our use of proceeds.

We expect to use the net proceeds for general corporate purposes, including working capital and capital expenditures. Consequently, our management will have significant flexibility in applying the net proceeds of this offering.  You will be relying on the judgment of our management regarding the application of the proceeds.  Our management will have the ability to apply the proceeds of this offering as it deems appropriate without shareholder approval.

Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on broker-dealers who make a market in “penny stocks”. A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Our shares currently are not traded on NASDAQ nor on any other exchange nor are they quoted on the OTC Markets. Following the date that the registration statement is declared effective we hope to find a broker-dealer to act as a market maker for our stock and file on our behalf with FINRA an application on

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Form 211 for approval for a stock symbol and for our shares to be quoted on the OTC Markets. As of the date of this prospectus, we have not attempted to find a market maker to file such application for us. If we are successful in finding such a market maker and successful in applying for quotation on the OTC Markets, it is very likely that our stock will be considered a “penny stock.” In that case, purchases and sales of our shares will be generally facilitated by FINRA broker-dealers who act as market makers for our shares. The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

There is no liquidity and no established public market for our common stock and we may not be successful at obtaining a quotation on a recognized quotation service. In such event it may be difficult to sell your shares.

There is presently no public market in our shares and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have an application filed on our behalf by a market maker for admission to quotation of our securities on the OTC Markets after a prospectus is declared effective by the SEC. There can be no assurance that we will be successful at developing a public market or in having our common stock quoted on a quotation facility such as the OTC Markets. There are risks associated with obtaining a quotation, including that broker dealers will not be willing to make a market in our shares, or to request that our shares be quoted on a quotation service. In addition, even if a quotation is obtained, the OTC Markets and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms. If trades in our common stock are not quoted on a quotation facility, it may be very difficult for an investor to find a buyer for their shares in our Company.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the continued development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

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State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

The Company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States. Aside from a “secondary trading” exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering.

We will elect to take advantage of the extended transition period for complying with new or revised accounting standards under Section 102(B)(1)

This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election our financial statements may not be comparable to companies that comply with public company effective dates.

The existing scaled executive compensation disclosure requirements for smaller reporting companies will continue to apply for so long as the Company is an emerging growth company, regardless of whether the Company remains a smaller reporting company.

We have arbitrarily determined the price of the Units.

We have arbitrarily set the price of the Units without specific reference to the status of the securities market and other relevant factors, such as the book value of our shares or any other financial ratio or metric. The offering price for the Units should not be considered an indication of the actual value of the Units and is not based on our net worth or prior earnings.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock by the selling stockholders named in this prospectus. All proceeds from the sale of the common stock will be paid directly to the selling stockholders.

We would receive proceeds upon the sale of the 5,000,000 shares of common stock by the Company and if successful in selling all these shares will realize approximately $944,349. Proceeds, if any, received from the sale of such common stock by the Company, will be used for working capital and to support our commercialization activities for our products and services.

Our public offering of 5,000,000 shares is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The fixed offering price per share is $0.20.

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ARC will apply the proceeds from the offering to pay for accounting fees, legal and professional fees associated with the offering. The total estimated costs of the offering ($55,650) do not exceed the maximum amount of gross offering proceeds ($1,000,000). The estimated costs of the offering, which principally relate to professional costs, are estimated to consist of:

Amount
Item	(US$)
SEC Registration Fee	$150.79
Transfer Agent Fees	—
Legal Fees	30,000.00
Accounting Fees	20,000.00
Printing Costs	500.00
Miscellaneous	5,000.00
TOTAL	$55,650.79

ARC will pay all costs related to this offering. If the amount of offering costs exceed the amount raised, this amount in excess of the offering proceeds will be paid when necessary or otherwise accrued on the books and records of ARC until we are able to pay the full amounts due either from revenues or loans from our President and Chief Executive Officer, related or unrelated parties that we may approach. A significant portion of the estimated costs of the offering ($55,650) are legal fees ($30,000) and accounting fees ($20,000). Absent sufficient revenues to pay these amounts, we will seek financial assistance either from our President and Chief Executive Officer, or shareholders or possibly third party business associates of our President and Chief Executive Officer who may agree to loan us the funds necessary to cover the balance of outstanding professional and related fees related to our prospectus to the extent that such liabilities cannot be extended or satisfied in other ways and the professional service providers insist upon payment. Absent the above, Mr. Lopez will attempt to seek sufficient funding personally for the amounts due and, if successful in obtaining these funds, to lend it to the Company on an interest rate of 6%.

Our offering is being made on a best efforts basis: no minimum number of shares must be sold in order for the offering to proceed. The fixed offering price per share is $0.20. The following table sets forth the uses of proceeds assuming the sale 100%, 75%, 50% and 10% respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $1,000,000 as anticipated. The following scenarios are for illustrative purposes only and the actual amounts of proceeds, if any, may differ.

Gross Proceeds from Offering	$1,000,000	$750,000	$500,000	$250,000
Offering Costs	$55,650	$55,650	$55,650	$55,650
Net Proceeds	$944,350	$694,350	$444,350	$194,350
Website development	$50,000	$50,000	$50,000	$50,000
Capital expenditures	$130,000	$120,000	$100,000	$50,000
Sales, general and administrative expenses	$250,000	$200,000	$150,000	$50,000
Professional services	$100,000	$80,000	$50,000	$20,000
Inventory	$300,000	$244,350	$94,350	$24,350
Total	$114,350	$0	$0	$0

Our plans may change if the proceeds raised from this offering is insufficient for the Company to execute our 12 month business plan.

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DETERMINATION OF OFFERING PRICE

The offering price of the 5,000,000 shares being offered has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of our offering of 5,000,000 shares is fixed at $0.20 per share. This price is significantly higher than the average price per share paid by CBC Consultants Ltd. on May 13, 2015, the price paid by the investors of the Private Placement Memorandum pursuant to Regulation S dated June 24, 2015, and average price per share paid as compensation for valuable services rendered to the Company for the 7,330,000 shares of common stock issued and outstanding as of June 30, 2015. Therefore, outside investors participating in this offering will incur immediate substantial dilution of their investment insofar as it refers to the resulting per share net tangible book value of the Company’s common stock after completion of this Offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of June 30, 2015, the net tangible book value of our shares of common stock was $239,585 or $0.033 per share based upon 7,330,000 shares outstanding.  The following table illustrates dilution to investors on an approximate dollar per share basis, depending upon whether we sell 100%, 75%, 50%, or 25% of the shares being offered in the Primary Offering:

Percentage of Offering Shares Sold	100%	75%	50%	25%
Offering price per share	0.200	0.200	0.200	0.200
Net tangible book value per share before offering	0.021	0.021	0.021	0.021
Increase per share attributable to investors	0.051	0.036	0.021	0.005
Pro forma net tangible book value per share after offering	0.073	0.057	0.042	0.027
Dilution per share to investors	0.127	0.143	0.158	0.173

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per Share paid by our existing stockholders and by new investors in this offering:

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	Price Per Share	Number of Shares Held	Percentage of Ownership	Consideration
5,000,000 shares sold
Existing shareholders	$0.04	11,246,000	69.2%	$441,351 (1)
Investors in this offering	$0.20	5,000,000	30.8%	$1,000,000

3,750,000 shares sold
Existing shareholders	$0.04	11,246,000	75.0%	$441,351 (1)
Investors in this offering	$0.20	3,750,000	25.0%	$750,000

2,500,000 shares sold
Existing shareholders	$0.04	11,246,000	81.8%	$441,351 (1)
Investors in this offering	$0.20	2,500,000	18.2%	$500,000

1,250,000 shares sold
Existing shareholders	$0.04	11,246,000	90.0%	$441,351 (1)
Investors in this offering	$0.20	1,250,000	10.0%	$250,000

(1)	The Company has valued the shares granted to the consultants for their services at $0.16 per share for a total value of $356,800. $80,000 of this was deemed contributed services by our president Carlos Lopez. $276,800 of this was expensed for services provided by unaffiliated persons. The Company has valued and expensed the 350,000 shares granted to CBC Consultants Ltd on May 13, 2015for investment at $0.029 per share for a total value of $9,991.04.

SELLING SECURITY HOLDERS

The relationship between the registrant and the selling security holders within the last three years are disclosed below. There is no known other relationships that exist between the registrant and the selling security holders other than the relationships disclosed.

On May 13, 2015, the Company entered into a Stock Purchase Agreement, filed as Exhibit 10.5 with CBC Consultants Ltd, a privately-held company organized under the laws of the British Virgin Islands. Under this Stock Purchase Agreement, CBC Consultants Ltd acquired 350,000 shares of our common stock and 100 preferred shares series B in exchange for $9,991.04. The natural person that has the ultimate voting or investment control over the shares held by CBC Consultants Ltd. is Cristina Martinez. The Company restricts the conversion of the preferred series B stock by all shareholders excluding Capital Flows Ltd to a maximum holding of 4.9% shares of common stock outstanding. Cristina Martinez is the mother of the CEO, Carlos Lopez.

As of the closing date of this transactions and the filing date of this Registration Statement, 350,000 of the shares of the Common Stock have been issued to CBC Consultants Ltd but not registered.

On April 7, 2015, the Company entered into a Consulting Agreement, filed as Exhibit 10.8B with Mr. Abraham Dominguez Cinta. Under this Consulting Agreement, Mr. Cinta acquired 250,000 shares of our common stock in exchange for advice and guidance regarding business development, the process of becoming a public company and the responsibilities inherent in the management of a public company. An additional 150,000 shares of our common stock was issued to Mr. Cinta on August 13, 2015 as an incentive for the valuable services he has provided to the Company in connection with the overall business plan and direction of the Company for the future.

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As of the closing date of these transactions and the filing date of this Registration Statement, 400,000 of the shares of the Company’s common stock have been issued to Abraham Dominguez Cinta but not registered.

On April 7, 2015, the Company entered into a Consulting Agreement, filed as Exhibit 10.8C with Mr. Rory Man Lok San. Under this Consulting Agreement, Mr. San acquired 250,000 shares of our common stock in exchange for advice and guidance regarding financial and accounting matters of the Company. An additional 150,000 shares of our common stock was issued to Mr. San on August 13, 2015 as an incentive for the valuable services he has provided to the Company in connection with the overall business plan and direction of the Company for the future.

As of the closing date of these transactions and the filing date of this Registration Statement, 400,000 of the shares of the Common Stock have been issued to Rory Man Lok San but not registered.

On May 18, 2015, the Company entered into a Consulting Agreement, filed as Exhibit 10.8D with Ms. Xiaoyue Zhang. Under this Consulting Agreement, Ms. Zhang acquired 320,000 shares of our common stock in exchange for administration and business development advice regarding the business activities in Asia.

As of the closing date of these transactions and the filing date of this Registration Statement, 320,000 of the shares of the Common Stock have been issued to Xiaoyue Zhang but not registered.

The Company sold shares of common stock to 32 non U.S. citizens that entered into a Private Stock Offering under Regulation S for ARC’s common stock that commenced June 24, 2015, filed as Exhibit 10.6. A total of 166,000 shares were sold as of this date.

As of the closing date of these transactions and the filing date of this Registration Statement, 166,000 of the shares of the Common Stock have been issued to the Regulation S non U.S. citizen investors but not registered. 18,400 of the 166,000 shares from these transactions will be registered under this offering. The name of the shareholders for their respective number of shares to be registered in this offering is included in the tables below.

The following table shows the following information about the Selling Stockholders:

-	the number of shares of our common stock that the Selling Stockholders beneficially owned as of the business day immediately prior to the filing of our Registration Statement;
-	the number of shares covered by this Prospectus; and
-	the number of shares to be retained after this offering, if any.

All figures in this table assume the issuance and subsequent disposition of all shares. As represented to us by the Selling Shareholders, none of the Selling Shareholders are broker-dealers or affiliates of broker-dealers.

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Name	Total Number of Shares Owned Prior to Offering	Percentage of Share Owned Prior to Offering	Number of Shares Being Offered	Total Number of Shares Owned After the Offering Assuming All of the Shares Registered Herein are Sold in the Offering	Percentage of Shares Owned After the Offering Assuming All of the Shares are Sold in the Offering	Percentage of Shares Owned After the Offering Assuming No Shares are Sold in the Offering
CBC Consultants Ltd	350,000[1]	3.1%	350,000	0	0%	2.2%
Abraham Dominguez Cinta	400,000[2]	3.6%	400,000	0	0%	2.5%
Rory Man Lok San	400,000[3]	3.6%	400,000	0	0%	2.5%
Xiaoyue Zhang	320,000[4]	2.8%	320,000	0	0%	2.0%
Mengying Wang	5,000[5]	0.0%	5,000	0	0%	0.0%
Min Zhang	10,000[6]	0.1%	10,000	0	0%	0.1%
Jun Jun Shi	5,000[7]	0.0%	5,000	0	0%	0.0%
Meng Xiao Yao	5,000[8]	0.0%	5,000	0	0%	0.0%
Ben Zhang	20,000[9]	0.2%	20,000	0	0%	0.1%
Shu Ling Zhang	20,000[10]	0.2%	20,000	0	0%	0.1%
Luyan Wang	50,000[11]	0.4%	50,000	0	0%	0.3%

1Shares were issued pursuant to the Stock Purchase Agreements but have not been registered.

2Shares were issued pursuant to the Consulting Agreement and for contributed services by Abraham Dominguez Cinta but have not been registered.

3Shares were issued pursuant to the Consulting Agreement and for contributed services by Rory Man Lok San but have not been registered.

4Shares were issued pursuant to the Consulting Agreement with Xiaoyue Zhang but have not been registered.

5Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Mengying Wang but have not been registered.

6Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Min Zhang but have not been registered.

7Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Jun Jun Shi but have not been registered.

8Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Meng Xiao Yao but have not been registered.

9Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Ben Zhang but have not been registered.

10Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Shu Ling Zhang but have not been registered.

11Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Luyan Wang but have not been registered.

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All figures in this table assume the issuance and subsequent disposition of all shares, and CBC Consultants Ltd utilizes its right to convert their preferred series B stock into common shares prior to and after the offering. As represented to us by the Selling Shareholders, none of the Selling Shareholders are broker-dealers or affiliates of broker-dealers.

Name	Total Number of Shares Owned Prior to Offering	Percentage of Share Owned Prior to Offering	Number of Shares Being Offered	Total Number of Shares Owned After the Offering Assuming All of the Shares Registered Herein are Sold in the Offering	Percentage of Shares Owned After the Offering Assuming All of the Shares are Sold in the Offering	Percentage of Shares Owned After the Offering Assuming No Shares are Sold in the Offering
CBC Consultants Ltd	550,000[1]	4.8%	350,000	800,000[2]	4.8%	4.5%[3]
Abraham Dominguez Cinta	400,000[4]	3.5%	400,000	0	0%	2.4%
Rory Man Lok San	400,000[5]	3.5%	400,000	0	0%	2.4%
Xiaoyue Zhang	320,000[6]	2.8%	320,000	0	0%	1.9%
Mengying Wang	5,000[7]	0.0%	5,000	0	0%	0.0%
Min Zhang	10,000[8]	0.1%	10,000	0	0%	0.1%
Jun Jun Shi	5,000[9]	0.0%	5,000	0	0%	0.0%
Meng Xiao Yao	5,000[10]	0.0%	5,000	0	0%	0.0%
Ben Zhang	20,000[11]	0.2%	20,000	0	0%	0.1%
Shu Ling Zhang	20,000[12]	0.2%	20,000	0	0%	0.1%
Luyan Wang	50,000[13]	0.4%	50,000	0	0%	0.3%

1350,000 shares were issued pursuant to the Stock Purchase Agreements but have not been registered. CBC Consultants Ltd has the right to convert 2 of its preferred series B stock into 200,000 shares of common stock as the Company has restricted the conversion of preferred series B stock by any shareholder excluding Capital Flows Ltd up to a holding of 4.9% of the outstanding common stock for any stockholder through a Board Resolution.

2Assuming all shares are sold in the offering, CBC Consultants Ltd has the right to convert an additional 8 of its preferred series B stock into 800,000 shares of common stock.

3Assuming that no shares are sold in the offering, CBC Consultants Ltd has the right to convert an additional 2 of its preferred series B stock into 200,000 shares of common stock resulting in a holding amount of 750,000 shares of common stock.

4Shares were issued pursuant to the Consulting Agreement and for contributed services by Abraham Dominguez Cinta but have not been registered.

5Shares were issued pursuant to the Consulting Agreement and for contributed services by Rory Man Lok San but have not been registered.

6Shares were issued pursuant to the Consulting Agreement with Xiaoyue Zhang but have not been registered.

7Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Mengying Wang but have not been registered.

8Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Min Zhang but have not been registered.

9Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Jun Jun Shi but have not been registered.

`10Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Meng Xiao Yao but have not been registered.

11Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Ben Zhang but have not been registered.

12Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Shu Ling Zhang but have not been registered.

13Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Luyan Wang but have not been registered.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

A summary of any material United States federal income tax consequences to persons investing in the securities offered by this prospectus may be set forth in an applicable prospectus supplement. Any such summary will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective investors. Prospective investors of securities are urged to consult their own tax advisors prior to investing in the securities.

PLAN OF DISTRIBUTION

Plan of Distribution for the Company’s Initial Public Offering of 5,000,000 Shares

ARC has 11,246,000 common shares of common stock issued and outstanding as of the date of this Prospectus. The Company is registering an additional 5,000,000 shares of its common stock for sale at the fixed offering price of $0.20 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. In connection with the Company’s selling efforts in the offering, Mr. Carlos Lopez will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Lopez is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Lopez will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Lopez is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Lopez will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Lopez will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

ARC will receive all proceeds from the sale of the 5,000,000 shares being offered. The price per share is fixed at $0.20 for the duration of this offering. The shares will be sold at the fixed price until the common stock becomes quoted on the OTC Bulletin Board, OTCQX, OTCQB or listed on a securities exchange. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Markets. In order to be quoted on the OTC Markets, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.20 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which ARC has complied. In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective. ARC will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

We will not be offering the 1,488,400 common shares currently owned by, and now being registered on behalf of, CBC Consultants Ltd, San, Cinta, Zhang and the seven (7) selected shareholders of the Reg-S private offering, directly to the public. Rather, each of these persons will be responsible for placing their respective shares on account with a broker, and, at their sole discretion, will, subject to any volume limitations of Rule 144(e)(1), selling such shares through their respective broker into the secondary market. We will not receive any proceeds from any such sales.

Terms of the Offering

The shares will be sold at the fixed price of $0.20 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date of this prospectus and continue for a period of 18 months. At the discretion of our Board of Directors, we may discontinue the offering before expiration of the 18 month period.

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Penny Stock Rules

Our stock is a penny stock.  The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions.  Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”.  The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account.  The bid and offer quotations and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules.  Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.  We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

In addition to the “penny stock” rules promulgated by the SEC, Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers.  The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

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The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DESCRIPTION OF SECURITIES

General

There is no established public trading market for our common stock. Our authorized capital stock consists of 700,000,000 shares of common stock, $0.0001 par value per share and 100,000,000 shares of preferred stock. As of June 30, 2015, there were 7,330,000 shares of our common stock issued and outstanding, 1 share of Series A preferred stock and 120 shares of Series B preferred stock issued and outstanding.

Common Stock

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Director of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

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Except as otherwise required by Florida law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders.

Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of the Company’s securities.

As of the date of this Prospectus we had 11,246,000 shares of common stock issued and outstanding. 5,000,000 shares are registered with this offering, resulting in 16,246,000 shares of common stock to be issued and outstanding upon this prospectus becoming effective.

Preferred Stock

Our Articles of Incorporation authorize us to issue up to 100,000,000 shares of preferred stock, $0.0001 par value. Our Board of Directors is authorized, without further action by the shareholders, to issue shares of preferred stock and to fix the designations, number, rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms. We believe that our Board of Directors’ power to set the terms of, and our ability to issue, preferred stock will provide flexibility in connection with possible financing or acquisition transactions in the future. The issuance of preferred stock, however, could adversely affect the voting power of holders of common stock and decrease the amount of any liquidation distribution to such holders. The presence of outstanding preferred stock could also have the effect of delaying, deterring or preventing a change in control of our company.

As of the date of this prospectus we had 1 share of Series A preferred stock and 270 shares of Series B preferred stock issued and outstanding. Further, we have no present plans to issue any additional shares of preferred stock.

Rule 144 Shares

As of the date of this prospectus, we have issued 11,246,000 shares. Mr. Carlos Lopez beneficially owns 1,200,000 shares of our common stock. These shares are currently restricted from trading under Rule 144. They will only be available for resale, within the limitations of Rule 144, to the public if:

(i) We are not a shell company as defined under section 12b-2 of the Exchange Act. A “shell company” is defined as a company with no or nominal operations, and with no or nominal assets or assets consisting solely of cash and cash equivalents;

(ii) We have filed all Exchange Act reports required for at least 12 consecutive months; and

(iii) If applicable, at least one year has elapsed from the time that we file current Form 10-type of information on Form 8-K or other report changing our status from a shell company to an entity that is not a shell company.

At present, we are not considered to be a shell company under the Regulations. Our officer and director would be entitled to sell within any three month period a number of shares that does not exceed the greater of: 1% of the number of shares of our common stock then outstanding, or the average weekly trading volume of our common stock during the four calendar weeks, preceding the filing of a notice on Form 144 with respect to the sale for sales exceeding 5,000 shares or an aggregate sale price in excess of $50,000. If fewer shares at lesser value are sold, no Form 144 is required.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Law Offices of LAR Law Group P.C has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Montgomery Coscia Greilich, LLP to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

Organization within the last five years

On April 6, 2015, the Company was incorporated under the laws of the State of Florida. We were formed to provide products from all over the world that improve the lifestyle of our consumers across the globe. We are in the development stage, and have generated minimal revenues from our operations.

Mr. Carlos Lopez has served as our President, Chief Executive Officer, Secretary and Treasurer, from April 6, 2015, until the current date. Our Board of Director is comprised of one Director, Mr. Carlos Lopez. Mr. Lopez does not have any intention to, and has no present intention to, agree to purchase ARC shares or serve as an officer or director of ARC, at least in part due to a plan, agreement, or understanding that he would solicit, participate in, or facilitate the sale of the enterprise to (or a business combination with) a third party looking to obtain or become a public reporting entity.

ARC entered into an agreement with Shanghai Fan Xi Commerce Co., Ltd. (“Fanxi”), a private company based in Shanghai, which is considered to be a variable interest entity, an entity (investee) in which ARC has no share ownership of but is the primary beneficiary since the execution of the Management Agreement (agreement attached as exhibit 10.1) on May 22, 2015. The Agreement grants ARC through the pledge of Fanxi’s equity interests in Fanxi to ARC per section 2.3 of the Agreement, and ARC is entitled to all of the net profits of Fanxi per section 3.1 of the Agreement as consideration for the management services provided to Fanxi by the Company. Fanxi is considered to be a China based company that is fully-owned by shareholders that are of Chinese nationality. Conducting business through a VIE, rather than through a wholly foreign owned subsidiary allows the Company to benefit from the conveniences a Chinese company has over that of a wholly-foreign owned subsidiary.

We are authorized to issue 700,000,000 shares of common stock, par value $0.0001 per share. As of June 30, 2015, there were 7,330,000 shares of our common stock issued and outstanding.

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General

We were incorporated on April 6, 2015 in the State of Florida. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, the initial equity funding by our officer and sole director, and company brochure preparation. We received our initial funding of $9,991 through the sale of common and preferred series B stock to CBC Consultants Ltd., who purchased 350,000 and 100 shares respectively on May 13, 2015. We received additional funding in the amount of $26,560 through the sale of 166,000 shares of common stock to non U.S. investors pursuant to the exclusion from registration requirements as set forth in Regulation S on June 24, 2015. A further funding of $45,000 through the sale of 180 shares of the Company’s Preferred Series B stock to its major shareholder, Capital Flows Ltd was made on August 7, 2015.

Our financial statements from inception (April 6, 2015) through June 30, 2015 reported revenues of $6,224 and a net loss of $32,220.

The Company

ARC was incorporated and began operations as a domestic for profit corporation on April 6, 2015 under the laws of the State of Florida. We are a development stage company that has recently commenced business operations. ARC primarily specializes in the selling of multinational lifestyle products with revenue streams stemming from the sale of fashion based products and affordable high quality nutritional food & beverage products such as red wine and olive oil. The products provided are consistent with the LifeStyle concept of which ARC pursues and is at the core of its business model. The LifeStyle concept aims to help improve people’s lifestyle in general, whether it is through providing designer apparel, food or beverages in an easy “one stop shopping” website. The Company’s goal is to maintain a global online shopping destination that offers quality products that are also affordable in many different areas of “lifestyle brands”, with its current offerings of Korean women’s designer wear, red wine and olive oil, the Company’s status as a “lifestyle brand” is not achieved solely by a wide product range, but by the symbolic benefit a customer associates with it. Initially the food & beverage products being offered by the Company are not only delicious and high quality, but are also concentrated with an emphasis on the overall health benefits frequently associated with and attributed to a Mediterranean based diet. The products are primarily offered to Asian markets, with all of the sales currently occurring in China. Revenue is currently generated through the sale of apparel through an online platform, “Taobao”, and the sale of red wine to individuals physically and directly and as of the date of this Prospectus is not sold on any websites. There have been no sales of olive oil as of the date of this Prospectus. The Company currently does not maintain a LifeStyle web-site but intends to establish one if the Company is successful in raising sufficient funds. The Company’s website is maintained at www.arclifestylegroup.com. The Company expects to generate revenue from, among other things, selling our merchandise through direct offerings and online stores, joint ventures, licensing, and other similar transactions will be considered as possible sales channels in the future.  The Company has generated revenue of $6,224 since inception till June 30, 2015 from, among other things, operations of its online apparel store managed under Fanxi.

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ARC entered the apparel business with the online sales of Korean designer women’s wear through our agreement with Shanghai Fan Xi Commerce Co., Ltd. (“Fanxi”). Fanxi, a private company based in Shanghai, is considered to be a variable interest entity, an entity (investee) in which ARC has obtained less than a majority-owned interest but is the primary beneficiary since the execution of the Management Agreement on May 22, 2015. Fanxi was incorporated in China and operates "82 Room", the online in-house fashion platform that markets and sells outstanding Korean designer brands into the Chinese market. 82 Room is committed to establish and continually develop a portfolio of multi local Korean-branded womenswear for sale to consumers in Asia. 82 Room is currently selling and distributing products through its website 82room.taobao.com in Asia. ARC absorbed Fanxi with the hope to expand more predominately into the Asian markets through Fanxi’s existing presence in the industry. The apparel products that we sell are designed and manufactured by third parties. Fanxi acquires the products at a low price from vendors and sells the products at a higher price to consumers. The Company sources its Korean apparel directly from South Korea. The Company is unaware of any regulations applicable to the importing of clothing from South Korea.

ARC also entered into the market of selling and distributing red wine through the execution of a Master License Agreement with Sergio Camarero Blanco, representing Lynus Viñedos y Bodegas (“Lynus”), a Spanish winery located in Quintanilla de Onesimo and La Horra on May 25, 2015, to establish a footprint in Asia for the distribution of Lynus’ red wine products. This Agreement allows ARC the use of the brands owned by Lynus for sale & distribution in North America and Asia Pacific. Lynus aims to highlight the particularities of the area located in Quintanilla de Onesimo and La Horra, known as the best terroirs of Ribera del Duero in marketing the wine. A careful and artisanal winemaking process, based on respect to the aromas and bouquets provided by the finest woods from the best coopers in France, grants Lynus wines their own character, flavor and distinctiveness. The company has yet to sell any Lynus products. ARC intends to make money by acquiring the products at a low price from Lynus and sell the products at a higher price to consumers on our website.

ARC has also entered into a Master License Agreement with Alvaro Gallego Grajal (“Alvaro”), a provider of quality wine and olive oil on June 4, 2015, to establish a footprint in North America and Asia Pacific for the distribution of Sirei888 S.L’s (“Sirei”) wine and olive oil products. This Agreement allows ARC the use of the brands owned by Sirei for the sale & distribution of their olive oil products and wine in Asia and North America. Sirei, a Spanish company located in Valladolid, is in the business of selling and distributing branded olive oil under the name brand “Alcarei” and wines from Spain, specifically the brands “Marques de Requena” and “Grajal-Ruiz”. The company has sold a number of bottles of Sirei wine but has yet to generate any revenue from the olive oil. ARC acquires the products at a low price from Sirei and sells the products at a higher price to consumers on our website.

ARC had entered into an agreement with La Filotea Productions, Inc. (“La Filotea”), a private company based in Cutler Bay, Florida that sells Spanish language books through Amazon on the 1st of May 2015 with the intention of entering the leisure business within the US. The agreement between ARC and La Filotea has been terminated on August 13, 2015 as La Filotea was unable to fulfill their obligations as stated in the Agreement.

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To date, steps have been made but no significant progress has occurred to further our business plan with the exception of the sales of our apparel and red wine; however, we have begun entering into negotiations with prospective partners for the distribution of our Lynus wine and Sirei wine and olive oil products that may be appropriate to consider with respect to entering into an agreement(s) when sufficient funds are available.

We are not a "blank check" company as that term is defined in Rule 419 of Regulation C of the Securities Act of 1933, as we have a specific business plan or purpose and does not include a plan to merge with or acquire a private company to be used as a vehicle for a reverse acquisition in the next 12 months.

The Company’s principal offices are located at 10360 SW 186th Street, Miami, Florida. Our telephone number is 650-614-1803.

Our operations to date have been devoted primarily to start-up and development activities, which include:

•	Formation of the Company;

•	Development of our business plan;

•	Commencing apparel operations in China through establishment of a management agreement

•	Acquiring domain name for the Company website

•	Acquiring 2 licenses for the sale of SPanish wine and olive oil in North America and Asia Pacific

•	Entering into a lease and operating agreement with La Filotea

•	Termination of the lease and operating agreement with La Filotea

We have generated minimal revenues to date and our activities have been limited. We will not have the necessary capital to further develop or progress further with our business plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms. Even if we raise 100% of the offering, we will not have sufficient capital to generate substantial revenues from operations. We do not anticipate generating substantial revenues until at least 18 months after we complete a successful capital raise.

Marketing Our Products and Services

We will invite our potential service providers to view a private website displaying what the exchange could look like with a sufficient number of participating contributors. A team of sales persons will be hired on a commission basis to place phone calls and emails, engage with clients and close deals.

Competition

The market for our products and services is global. Therefore, there already exists a significant propensity for international trading of these items. These same traders are viewed as small and the market is considered by the Company to be quite fragmented.

We will therefore be competing with many of these companies on the basis of the speed of transactions, ease of using our exchange, the quality of those who join us and their reliability, and price of our respective services among other things. Our principal competitors are likely to include at least initially companies, such as eBay, which operate globally to bring buyers and sellers together, and which is already used by many traders in this industry, and other on line market-makers such as Craigslist as well as industrial commodity exchanges.

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The market for online platform and exchange services and products is relatively new, but intensely competitive and rapidly changing. Barriers to entry are not significant and we expect competition to intensify in the future. Although we believe no one company currently offers a range of services and products as we intend, many companies offer alternatives to one or more of our products and services.

Employees

We currently have no employees. Our sole officer and Director is responsible for the company’s day to day operations. The company has retained a number of contractors that possess specialized knowledge and expertise in the different industry sectors that the Company is engaged in or seek to commence operations in. To date, the Company has retained the following consultants for these specific positions: Advisor to the CEO; Financial Advisor; Head of Operations (Asia); Head of Fashion (Asia); Head of Food & Beverages (Asia); Head of LifeStyle (Europe); and Head of LifeStyle (Asia).

Insurance

We do not maintain any insurance. Because we do not have any insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs, a judgment could be rendered against us that could cause us to cease operations

Employees; Identification of Certain Significant Employees

We are a development stage company and currently have no employees. Mr. Carlos Lopez, our sole officer and Director, is a non-employee officer and Director of the Company. We intend to hire employees on an as needed basis.

Offices

The Company’s principal offices are located at 10360 SW 186th Street, Miami Florida. Our telephone number is 650-614-1803.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies in any jurisdiction which we would conduct activities in the future. As of now there are no consistent governmental approvals or any existing government regulations on our business.

We are required to comply with all regulations, rules and directives of governmental authorities and agencies related to the sale of our products. We do believe that regulation may have a material impact on the way we conduct our business.

Intellectual Property

We currently have not obtained any copyrights, patents or trademarks. We do not anticipate filing any copyright or trademark applications related to any assets over the next 12 months.

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LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Admission to Quotation on the OTC Market

We intend to have our common stock be quoted on the OTC Market. If our securities are not quoted on the OTC Market, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Market differs from national and regional stock exchanges in that it:

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers; and

(2) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Market, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Market our securities will trade on the OTC Market until a future time, if at all, that we apply and qualify for admission to quotation on the NASDAQ Capital Market. We may not now and it may never qualify for quotation on the OTC Market or be accepted for listing of our securities on the NASDAQ Capital Market.

Transfer Agent

VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598, is our transfer agent and registrar for our common stock.

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Holders

As of June 30, 2015, the Company had 7,330,000 shares of our common stock issued and outstanding held by existing shareholders.

Shareholder Name	Number of Shares	% of Outstanding
Capital Flows Ltd	4,500,000	61.39%
CBC Consultants Ltd	350,000	4.77%
Carlos Lopez	700,000	9.55%
Other Shareholders	1,780,000	24.29%

The Company would have 47,738,480 shares of our common stock issued and outstanding held by existing stockholders if all conversions into common stock are exercised as of October 14, 2015 assuming that preferred series A shares are converted prior to the conversion of preferred series B shares.

Shareholder Name	Number of Shares	% of Outstanding
Capital Flows Ltd	41,992,480	87.96%
CBC Consultants Ltd	2,350,000	4.92%
Carlos Lopez	1,200,000	2.51%
Other Shareholders	1,780,000	4.60%

Dividend Policy

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Director. There are no contractual restrictions on our ability to declare or pay dividends. See the Risk Factor entitled “BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.”

Securities Authorized Under Equity Compensation Plans

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan.

 MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

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All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

ARC was incorporated on April 6, 2015 and operates mainly through its VIE, Fanxi. As of the date of this prospectus, all revenue has been generated from China. As the Company does not have an operating history of which it can compare its results with, the Company cannot conclude whether recent economic, political or industry-wide factors have a positive or negative impact on the Company’s operations. The Company currently generates revenues through the sale of apparel through a 3rd party website, Taobao, and the sales of red wine and olive oil to customers physically directly. The Company’s management primary focus on challenges in the short term and long term are the raising of sufficient funds for the implementation of the Company’s 12-month business plan. If the Company is unsuccessful with the raising of funds, then there are little opportunities or risks to which the Company can be exposed to. In order to address this challenge, the Company intends to raise capital through this offering, and if unsuccessful will seek funds through private offerings. The opportunity the Company is primarily focused on is the increasing number of middle-class citizens in China. The number of middle-class citizens in urban China has increased from 4% in 2000 to 68% in 2012 according to McKinsey & Company. The Company does not have access to data that is more recent than in 2012. As such ARC intends to capitalize on the higher demands for higher quality products by providing products that would be beneficial for its customers. The Company is carefully observing the macroeconomic environment so as to be able to respond duly if the environment should deteriorate.

The majority of the Company’s operations and assets are associated with the VIE. If the VIE was to be deconsolidated and removed from the Company, the Company would have no revenue streams, inventory comprising of red wine and olive oil, and fixed assets comprising of office hardware, as currently all revenue is generated from Fanxi. As the operations are currently solely focused through Fanxi, the Company is not looking at the transfer of cash from Fanxi until it becomes profitable, as per the management agreement. Cash from ARC may be transferred to Fanxi indirectly through the payment of certain vendors for the products and/or services required by Fanxi. The Company does not intend to use the VIE’s net assets to develop its business outside of Asia. There are no restrictions on the Company’s ability to use the VIE’s net assets and certain expenses of the Company has been paid using the assets of the VIE.

Plan of Operation

We plan to expand through the various levels of development based upon the amount of cash that is received. The initial phase of operations consists of the selection of products and service providers from a range of available and known resources in the market that will complement our existing products we offer for sale. It is intended that strategic arrangements will be established with selected companies across a range of industries in order to develop the lifestyle concept.

The company will be rolling out its products and services as they are acquired into the portfolio via, among other channels, the Internet, press releases, and at industry events. Ultimately, the products and services offered by the Company will be accessible to consumers around the globe. Currently, the Company is offering apparel on its online platform, and has sold wine directly to individuals and solicited individuals for the sale of its olive oil products.

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In the next twelve months, following completion of our public offering, we plan to develop our current detailed plan of activities to expand our business operations. For the Company’s apparel business this includes introducing and updating product lines; improving margins through economies of scale; maintain, update and improve the user-friendliness of the online store; and locate bettersources of products. The Company believes that the commencement of the plan for the apparel business is around $150,000 and shall be able to be fully executed if more than $350,000 were to be raised from this offering and that none of these activities have an expected date of completion. For the Company’s red wine business this includes establishing a footprint by introducing wine under Lynus and Sirei into Asia; approaching distributors to distribute wine produced by our companies; and locating other fine wine across the world to partner with and distribute their products. The Company has already begun to establish a footprint in Asia but the results of the efforts have been minimal. The Company believes that commencement and execution of the plan for the red wine business is around $350,000 and shall be able to be fully executed if more than $650,000 were to be raised from this offering. For the Company’s olive oil business this includes establishing footprint by introducing olive oil under Alcarei into Asia; approaching distributors to distribute olive oil produced by our companies; and locating other fine olive oil across the world to partner with and distribute their products. The Company has already begun to establish a footprint in Asia but the results of the efforts have been minimal. The Company believes that commencement and execution of the plan for the olive oil business is around $150,000 and shall be able to be fully executed if more than $900,000 were to be raised from this offering.

In the event that 25%, 50% or 75% of the shares were sold in this offering, the Company will not have enough funds to fully execute its 12-month plan. The CEO may seek alternative capital from other sources if this should hapen, including approaching current investors and new investors through a private offering for the Company. In the event that the CEO is unable to raise additional capital for the Company, the Company will be forced to cut back on the scale on the execution of each of the strategies towards developing its operations. If 75% of the shares were sold in this offering, the Company will lower its expenditure on the olive oil business, through minimizing the amount of time and money that is to be spent on searching for other quality olive oil products in the market. If 50% of the shares were sold in this offering, the Company will also have to lower expenditure on the red wine business, through minimizing the amount of time and money that is to be spent on searching for other quality red wine products in the market and approaching fewer olive oil and red wine distributors, in addition to the cuts if 75% of the shares were sold in this offering. If 25% of the shares were sold in this offering, the Company will also have to lower expenditure on the apparel business and will not be able to achieve any level of economies of scale, as well as not being able to update product lines as frequently as is deemed necessary, in addition to the cuts if 50% of the shares were sold in this offering.

Industry

China Apparel Market Outlook 2016 reports that the Chinese apparel market was 857.2 billion Chinese Yuan ($139.7 billion) in 2012 and is estimated to grow at a CAGR of 7% to approximately 1,123.6 billion Chinese Yuan ($183.1 billion) by the end of 2016. The Company does not have access to data that is more recent than in 2012. We believe the following are key driving forces behind our current market opportunity with respect to the sales of apparel by Korean designers in China:

•	the high growth rate of the increasing domestic market; and

•	the increasing demand for Korean based products due to the Korean trend in China.

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Our goal is to be a leading online-provider of Korean womenswear in the Asian market. Key elements of the strategy to achieve this goal include the following:

•	Introduce and update product lines;
•	Improve margins through economies of scale;
•	Maintain, update and improve user-friendliness of online store; and
•	Locate better-sources of products.

According to a Drinks Business report, China became the world’s largest red wine market in the world after consuming 155 million nine-liter cases in 2013 and the second-largest wine-growing area in the world according to the International Wine and Spirit Research. The Company does not have access to data that is more recent thanfrom 2013. We believe the following are key driving forces behind our current market opportunity with respect to the distribution of red wine products:

•	the cultural values placed by Chinese on the color red;

•	the increasing number of middle-class citizens with disposable income; and

•	the increasing awareness in China of the health benefits associated with the consumption of red wine.

Our goal is to become a leading provider of quality red wine from all over the globe to every corner of this world. Key elements of the strategy to achieve this goal include the following:

•	Establish footprint by introducing wine under Lynus and Sirei into Asia;
•	Approach distributors to distribute wine produced by our companies; and
•	Locate other fine wine across the world to partner with and distribute their products.

According to China Customs, 4,321 tons of olive oil was imported to China in January and February this year with a total value of $18.6 million. This represents an increase of 76.4% in volume and an increase of approximately 345% in the value of imported olive oil with respect to the same period last year. We believe the following are key driving forces behind our current market opportunity with respect to the distribution of olive oil products:

•	The health related image associated with olive oil
•	Cultural aspects of using imported and health related products as gifts
•	Premium pricing bestowing confidence in the quality to consumers

Our goal is to become a leading provider of quality olive oil from the Mediterranean to every corner of this world. Key elements of the strategy to achieve this goal include the following:

•	Establish footprint by introducing olive oil under Sirei into Asia;
•	Approach distributors to distribute olive oil produced by our partner companies; and
•	Locate other fine olive oil across the world to partner with and distribute their products.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

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Limited operating history; Need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in the start-up stage operations and have generated revenues of $6,224. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

RESULTS OF OPERATIONS

From Inception (April 6, 2015) to June 30, 2015

During the period, we incorporated the Company, and began preparing and implementing our business plan. Our net sales and gross profit since inception totaled $6,224 and $1,317. Our loss since inception is $32,220 related primarily to professional fees, the incorporation of the Company, bank charges and office supplies. We have begun the commencement of our proposed business operations and do not expect make significant progress until we have completed this offering.

Since inception, we have issued: (i) 4,500,000 and 700,000 shares of common stock to Capital Flows Ltd and Carlos Lopez, respectively for the incorporation of the company; (ii) 1,730,000 shares of common stock for consulting services; (iii) 350,000 shares of common stock to CBC Consultants Ltd for an investment of $9,991; (; and (iv) 50,000 shares of common stock upon signing the lease and operating agreement with La Filotea.

Liquidity and Capital Resources

As of June 30, 2015, the company had $ 17,348 in cash and our liabilities were $ 50,330 consisting of primarily of convertible notes payable and convertible debentures. The available capital reserves of the Company are not sufficient for the Company to remain operational. During 2015, Mr. Carlos Lopez, who is the Company’s CEO, made advance payments on behalf of the Company of $403.36 to pay for certain corporate expenses. The loans bear interest at the rate of 6%, and interest is payable monthly in arrears on the last day of each calendar month. The maturities of the loans are between April 4, 2016 and June 28, 2015. The Company does not have any written or oral commitments from stockholders, directors or officers to provide loans or other sources of liquidity to meet the Company’s working capital requirements.

We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. Our primary priority will be to retain our reporting status with the SEC which means that we will first ensure by being a “reporting issuer” under the Securities Exchange Act of 1934, as amended.” that we have sufficient capital to cover our legal and accounting expenses. Once these costs are accounted for, in accordance with how much cash we are able to retain, we will focus on meeting all our planned expenses.

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No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $55,651. The working capital requirements of the Company may include inventory for all 3 segments of our businesses and general administrative expenses relating to the sales of the products for those 3 segments. The Company intends to fund the working capital requirement of these 3 business segments from the proceeds of this offering. Should the Company fail to sell at least 50% of the shares being offered under this offering the Company could be forced to scale back or abort completely the implementation of its 12-month plan of operations. The Company does not have any commitments for capital expenditure but if this offering is successful, the Company intends to invest $130,000 in capital expenditure that includes establishing an office, and setting up an accounting and inventory management system. The Company expects to fund the capital expenditures from the proceeds of this offering. In the event that less than $200,000 is raised from this offering, the Company may be forced to cut back on capital expenditure.

We are highly dependent upon the success of the private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles (“GAAP”) in the United States of America and have been audited by a PCAOB qualified accounting firm and are presented in US dollars.

Use of Estimates

Management uses estimates and assumption in preparing these financial statements in accordance with GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Income Taxes

The Company accounts for income taxes under ASC 740 “Income Taxes” which codified SFAS 109, “Accounting for Income Taxes” and FIN 48 “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

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Fair Value of Financial Instruments

Accounting Standards Codification Topic 820, “Disclosures About Fair Value of Financial Instruments”, requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities, which are deemed to be financial instruments. The Company’s financial instruments consist primarily of cash.

Per Share Information

The Company computes net loss per share accordance with FASB ASC 205 “Earnings per Share”. FASB ASC 205 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

Stock Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Director and Officer currently serving our Company is as follows:

Name	Age	Positions and Offices
Carlos Lopez	30	President, Chief Executive Officer, Secretary, Treasurer, Director

The Director named above will serve until the next annual meeting of the stockholders or until their respective resignation or removal from office. Thereafter, Directors are anticipated to be elected for one-year terms at the annual stockholders’ meeting. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exists or is contemplated.

Carlos Lopez	30	President, CEO, Secretary, Treasurer, Director

Mr. Lopez is the Founder of Arc LifeStyle Group Inc. Mr. Lopez is an Executive Manager with a background in various industries including hospitality, food and beverage, e-commerce and technology. His business and finance background includes extensive knowledge in product development, project management, mergers and acquisitions and deal structuring. He has been a Director of Arc LifeStyle Group since 2015. Mr. Lopez was the CEO of Federal Technology Agency, Inc. from July 2014 to December 2014 before it was acquired and was retained as a consultant for the acquirer. Mr. Lopez has 2 years of experience in the hospitality sector from working at Hilton from 2012-2013. From 2008-2011, Mr. Lopez held a management position with Carlos Lopez SL, a Spanish company that focused in the distribution of food & beverages. Mr. Lopez holds a Bachelor's degree in Business Administration from La Universidad Europea Miguel de Cervantes of Spain. Mr. Carlos Lopez has limited accounting and legal knowledge and will depend on accountants and attorneys in preparing the Company’s financial statements and complying with reporting requirements under Regulation 13A and otherwise.

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Director Independence

Our Board of Directors is currently composed of one member, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our Board of Director has not made a subjective determination as to its sole Director that no relationships exist which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our Board of Director made these determinations, our Board of Director would have reviewed and discussed information provided by the Director and us with regard to each director business and personal activities and relationships as they may relate to us and our management.

Significant Employees and Consultants

Mr. Carlos Lopez, our sole officer and Director, is our only employee (though not “employees” for the purpose of determining employee status under tax laws).

To date, the Company has engaged in the services of seven consultants for the following positions:

Advisor to the CEO – Abraham Dominguez Cinta, Chiapas, Mexico

Mr. Cinta is responsible for providing advice to the CEO regarding the direction of the Company’s future, implementation of the Company’s business plan, and general advice regarding the public listing process.

Finance Advisor – Rory Man Lok San, Edinburgh, United Kingdom

Mr. San is responsible for advising the company relating to the accounting and financial matters of the Company.

Operations and Administration (Asia) – Xiaoyue Zhang, Shanghai, China

Ms. Zhang is also the legal representative of Fanxi, where all of ARC’s operations in Asia occur.

Fashion (Asia) – Yawei Zhang, Wuhan, China

Ms. Zhang is responsible for the operation and development of the platform 82 Room under Fanxi.

Food & Beverages (Asia) – Qiaojiang Huang, Ningde, China

Ms. Huang is responsible for the development of the food & beverages business in Asia, including marketing and distribution consulting.

LifeStyle (Europe) – Beatriz Lopez Martinez, London, United Kingdom

Ms. Martinez is responsible for providing consulting services relating to the development of the LifeStyle business in Europe. Ms. Martinez is the sister of the CEO, Mr. Carlos Lopez.

LifeStyle (Asia) – Yuchen Jia, Tai An, China

Mr. Jia is responsible for the development of the LifeStyle e business in Asia.

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Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our sole Director. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early development stage company and has only one director, and to date, such director has been performing the functions of such committees. Thus, there is a potential conflict of interest in that our director has the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Involvement in Certain Legal Proceedings

There are no legal proceedings that have occurred in the past 10 years concerning our sole officer and director which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our officer for all services rendered in all capacities to us for the fiscal periods indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Carlos Lopez (1)
Carlos Lopez (1)	2015	0	0	80,000	(2)	0	0	0	0	80,000

(1)	President and Chief Executive Officer, Secretary, Treasurer and Director.
(2)	On August 13, 2015, 500,000 shares of our common stock was issued to Mr. Carlos Lopez as an incentive for the valuable services he has provided to the Company in connection with the development of the overall business plan and direction of the Company for the future. The value of the shares was determined to be $0.16 per share with an aggregate value of $80,000, using the offering price of the Reg-S Private Placement as a base.

We currently do not pay any compensation to our Director serving on our Board of Directors.

Stock Option Grants

We have not granted any stock options to the executive officer since our inception. Upon the further development of our business, we will likely grant options to our sole Director and officer consistent with industry standards for businesses similar to ours.

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Employment Agreements

The Company is not a party to any employment agreement and has no compensation agreement with its sole officer and Director, Mr. Carlos Lopez.

Director Compensation

The following table sets forth director compensation as of June 30, 2015:

Name	Fees Earned Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Carlos Lopez	0	0	0	0	0	0	0

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

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The percentages below are calculated based on 11,246,000 shares of our common stock issued and outstanding as of the date of this prospectus. Apart from the outstanding preferred series A stock and preferred series B stocks convertible into shares of our common stock, we do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock

Title of Class	Name of Beneficial Owner	Number of Shares Owned Beneficially	Percent of Class Owner

Common Stock	Carlos Lopez, President, Chief Executive Officer, Secretary, Treasurer and Director	1,200,000	10.67

	Capital Flows, Ltd.	7,500,000	66.69

All executive officers and directors as a group		1,200,000	10.67

The percentages below are calculated based on 47,738,480 shares of our common stock that can be issued and outstanding due to conversion of preferred shares as of the date of this prospectus. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name of Beneficial Owner	Number of Shares Owned Beneficially	Percent of Class Owner

Common Stock	Carlos Lopez, President, Chief Executive Officer, Secretary, Treasurer and Director	1,200,000	2.51

	Capital Flows, Ltd.[1]	41,992,480	87.96

All executive officers and directors as a group		1,200,000	2.51

1Capital Flows Ltd is not considered to be a promoter of ARCas it was responsible for the incorporation of the Company but is not responsible for organizing the business and does not exert any control over the business of the Company or management.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 6, 2015, pursuant to the incorporation of the company, 4,500,000 shares and 700,000 shares of common stock were issued to Capital Flows Ltd and Mr. Carlos Lopez, respectively.

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A further funding of $45,000 through the sale of 180 shares of the Company’s Preferred Shares of Series B stock to its major shareholder, Capital Flows Ltd was made on August 7, 2015. Conversion of 30 these Preferred Shares of Series B stock resulted an increase of 3,000,000 shares for Capital Flows Ltd.

During 2015, Mr. Carlos Lopez, who is currently our sole officer, has advanced the Company $403.36 to pay for certain corporate expenses. The loans bear interest at the rate of 6%, and interest is payable monthly in arrears on the last day of each calendar month. The maturities of the loans are between April 4, 2016 and June 28, 2015.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our director or officer, former director and officer, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to director, officer or persons controlling the Company pursuant to provisions of the State of Florida, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Montgomery Coscia Greilich, LLP is our registered public accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

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Arc Lifestyle Group Inc And Affiliate

CONSOLIDATED FINANCIAL STATEMENTS
(WITH INDEPENDENT AUDITOR’S REPORT THEREON)

June 30, 2015

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TABLE OF CONTENTS
Page
Independent Auditor’s Report	60
Financial Statements
Consolidated Balance Sheet at June 30, 2015	61
Consolidated Statements of Operations and Comprehensive Loss for the period from April 6, 2015 (Inception) to June 30, 2015	62
Consolidated Statement of Changes in Equity for the period from April 6, 2015 (Inception) to June 30, 2015	63
Consolidated Statement of Cash Flows for the period from April 6, 2015 (Inception) to June 30, 2015	64
Notes to Consolidated Financial Statements	65

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INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders of
Arc Lifestyle Group Inc and Affiliate:

We have audited the accompanying consolidated balance sheet of Arc Lifestyle Group Inc and its affiliate, Shanghai Fan Xi Commerce Co. Ltd. (together, the “Company”) as of June 30, 2015, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for the period from April 6, 2015 (Inception) to June 30, 2015. The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstance, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above presents fairly, in all material respects, the financial position of the Company as of June 30, 2015, and the results of its operations and its cash flows for the period from April 6, 2015 (Inception) to June 30, 2015, in conformity with accounting principles generally accepted in the United States of America.

/s/ Montgomery Coscia Greilich LLP

Plano, TX

November 13, 2015

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Arc LifeStyle Group Inc And Affiliate

Consolidated Balance Sheet

June 30, 2015

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$17,348
Accounts receivable	1,723
Inventory	5,348
Prepaid expenses	262,319
Short-term note receivable	3,000
Total current assets	289,738

PROPERTY AND EQUIPMENT, NET	177
INTANGIBLE ASSETS, NET	33,413
TOTAL ASSETS	$323,328

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,873
Notes payable	4,561
Convertible debentures	35,000
Notes payable to stockholders	8,896
Total current liabilities	50,330

LONG-TERM LIABILITIES	—
TOTAL LIABILITIES	50,330

EQUITY
Preferred stock, Series A, $0.0001 par value; 10,000	—
shares authorized; 1 share issued and outstanding
Preferred stock, Series B, $0.0001 par value; 500,000	—
shares authorized; 120 shares issued and outstanding
Common stock, $0.0001 par value; 700,000,000 shares
authorized; 7,330,000 shares issued and outstanding	733
Additional paid-in capital	294,059
Accumulated deficit	(29,612)
Total stockholders' equity	265,180
Non-controlling interest	7,818
TOTAL EQUITY	272,998
TOTAL LIABILITIES AND EQUITY	$323,328

The accompanying notes are an integral part of these consolidated financial statements

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Arc LifeStyle Group Inc And Affiliate

Consolidated Statements of Operations And Comprehensive Loss

For the Period From April 6, 2015 (Inception) to June 30, 2015

NET SALES	$6,224

COST OF SALES	4,907

GROSS PROFIT	1,317

OPERATING EXPENSES
Consulting fees	27,480
Selling, general and administrative	4,230
Depreciation and amortization	1,588
Total operating expenses	33,298

LOSS FROM OPERATIONS	(31,981)

OTHER EXPENSE
Interest expense	(239)
Total other expense	(239)

LOSS BEFORE PROVISION FOR INCOME TAXES	(32,220)

PROVISION FOR INCOME TAXES	—

NET LOSS	$(32,220)

NONCONTROLLING INTEREST NET LOSS	(2,608)

STOCKHOLDERS' NET LOSS	$(29,612)

Net Loss	$(32,220)
Other comprehensive loss
Foreign currency translation loss	(24)
Comprehensive loss	$(32,244)
Comprehensive loss attributable to noncontrolling interest	(2,632)
Comprehensive loss attributable to stockholders'	$(29,612)

LOSS PER SHARE
Basic	$—
Diluted	$—

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	6,606,512
Diluted	6,760,000

The accompanying notes are an integral part of these consolidated financial statements

62

Arc LifeStyle Group Inc And Affiliate

Consolidated Statement of Changes in Equity

For the Period From April 6, 2015 (Inception) to June 30, 2015

	Preferred Stock
	Series A		Series B		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity	Non Controlling Interest	Total Equity

Balance, April 6, 2015 (Inception)	—	$—	—	$—	—	$—	$—	$—	$—	$—	$—

Issuance of series A preferred stock	1	—	—	—	—	—	—	—	—	—	—
Issuance of series B preferred stock	—	—	120	—	—	—	9,956	—	9,956	—	9,956
Issuance of common stock	—	—	—	—	7,330,000	733	284,103	—	284,836	10,450	295,286
Net loss	—	—	—	—	—	—	—	(29,612)	(29,612)	(2,608)	(32,220)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	(24)	(24)

Balance, June 30, 2015	1	$—	120	$—	7,330,000	$733	$294,059	$(29,612)	$265,180	$7,818	$272,998

The accompanying notes are an integral part of these consolidated financial statements

63

Arc LifeStyle Group Inc And Affiliate

Consolidated Statement of Cash Flows

For the Period From April 6, 2015 (Inception) to June 30, 2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(32,220)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	1,588
Changes in operating assets and liabilities:
Accounts receivable	(1,723)
Inventory	(5,348)
Prepaid expenses	22,481
Accounts payable and accrued liabilities	1,873
Net cash used in operating activities	(13,349)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(178)
Issuance of notes receivable	(3,000)
Net cash used in investing activities	(3,178)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of notes payable	13,457
Proceeds from issuance of stock	20,442
Net cash provided by financing activities	33,899

EFFECT OF EXCHANGE RATE CHANGES	(24)

NET INCREASE IN CASH AND CASH EQUIVALENTS	17,348

CASH AND CASH EQUIVALENTS AT INCEPTION	—

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$17,348

NON-CASH INVESTING AND FINANCING ACTIVITIES
Purchase of intangibles assets with convertible debentures	$35,000
Prepayment of consultant services with common stock	$284,800

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$239
Cash paid for income taxes	$—

The accompanying notes are an integral part of these consolidated financial statements

64

Arc LifeStyle Group Inc And Affiliate

Notes to Consolidated Financial Statements

Period from April 6, 2015 (inception) to June 30, 2015

Note 1 – Nature of Business

Arc Lifestyle Group Inc and its affiliate, Shanghai Fan Xi Commerce Co., LTD (collectively, the “Company”) primarily specializes in the selling of multinational lifestyle products with revenue streams stemming from the sale of fashion based products and affordable nutrition products. These products are primarily offered to Asian markets, with all of the sales occurring in China. The Company’s fiscal year ends on December 31.

Arc Lifestyle Group Inc (“ARC”) was incorporated on April 6, 2015 as a domestic for-profit corporation in the state of Florida. The consolidated financial statements include the accounts of ARC and its affiliate, which is the Variable Interest Entity (“VIE”) described below.

Variable Interest Entity

In accordance with Accounting Standards Codification (“ASC”) 810, “Consolidations”, the Company consolidates entities that meet the definition of a VIE for which it is deemed to be the primary beneficiary. In performing the Company’s analysis of whether it is the primary beneficiary, at initial investment or agreement and when a reconsideration event occurs, the Company considers whether it individually has the power to direct the activities of the VIE that most significantly affect the VIE’s performance and the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. The Company also considers whether it was a member of a related party group that collectively meets the power and benefits criteria and, if so, whether the Company is most closely associated with the VIE.

ARC signed a management service agreement (“Service Agreement”) with Shanghai Fan Xi Commerce Co., LTD (“Fanxi”) on May 22, 2015 and effectively absorbed Fanxi with the hopes to expand to the Asian markets through Fanxi’s existing presence in the industry. For the period from May 22, 2015 to June 30, 2015, the Company’s management has determined that Fanxi is a VIE whereby the Company is the primary beneficiary. However, as ARC has no ownership interest in Fanxi, 100 percent of the results of operations of Fanxi are recorded as non-controlling interest. Fanxi is owned by a shareholder of ARC. Fanxi have been consolidated into the Company’s financial statements and related intercompany balances and transactions have been eliminated. The assets of the VIE are primarily cash, accounts receivable and inventory, and cannot be used by ARC to satisfy its obligations. The liabilities of the VIE are primarily accounts payable, notes payable and notes payable to stockholders, and have no recourse to ARC’s general credit or assets.

The following table summarizes the assets and liabilities of the VIE as of June 30, 2015:

Total current assets	$22,357
Total assets	$22,534
Total liabilities	$14,692

Fanxi is incorporated in the People’s Republic of China (the “PRC” or “China”) and is engaged in e-Commerce and customer goods retail market with a focus on sourcing and engaging with profit maximizing projects. Through the Service Agreement, ARC controls the activities that most significantly affect Fanxi’s economic performance. These activities include operations, marketing and sales, contracting, and billing and collections.

65

Arc LifeStyle Group Inc And Affiliate

Notes to Consolidated Financial Statements

Period from April 6, 2015 (inception) to June 30, 2015

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements include the accounts of ARC and Fanxi after elimination of all significant intercompany balances and transactions. The accounts are maintained and the consolidated financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company believes the estimates and assumptions utilized are reasonable; however actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company maintains cash deposits with federally insured financial institutions that may at times exceed federally insured limits. The Company has not incurred any losses from such accounts, and management considers the risk to be minimal. At June 30, 2015 the Company had no cash equivalents.

Accounts Receivable

Accounts receivable are customer obligations due under normal trade terms. In the ordinary course of business, the Company extends unsecured credit to its customers based on their credit-worthiness and history with the Company. The Company performs continuing credit evaluations of its customers’ financial condition and generally does not require collateral.

The Company carries its accounts receivable at cost and uses the allowance method to estimate uncollectible accounts receivable when necessary. Management reviews accounts receivable on a regular basis to determine if any receivables will be uncollectible. Management determined that an allowance for doubtful accounts was not necessary at June 30, 2015 and there was no bad debt expense for the period from April 6, 2015 (Inception) to June 30, 2015.

Inventory

Inventory consists primarily of finished goods. Inventories are valued at the lower of cost (using the first-in first-out method) and net realizable value. In circumstances where inventory levels are in excess of anticipated market demand, where inventory is deemed obsolete or not saleable due to its condition or where the inventory cost for an item exceeds its net realizable value, management records a charge to cost of goods sold and reduces the inventory to its net realizable value.

66

Arc LifeStyle Group Inc And Affiliate

Notes to Consolidated Financial Statements

Period from April 6, 2015 (inception) to June 30, 2015

Note 2 – Summary of Significant Account Policies, continued

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation. Depreciation for financial reporting purposes commences when the assets are placed in service on a straight-line basis over the estimated useful lives of the assets.

Expenditures for repairs and maintenance are charged to expense as incurred. Expenditures for major renewals and betterments, which extend the useful lives of the existing property and equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is recognized in the consolidated statement of operations.

Intangible Assets

Intangible assets with a definite life, which include licensing agreements, are amortized on a straight-line basis over the estimated economic life or term of the licensing agreement, whichever is shorter.

Intangible assets are reviewed at least annually for impairment which requires extensive use of accounting judgment and financial estimates. Recoverability is periodically assessed based on expected future profitability and undiscounted future cash flows of the licensing agreements and its contribution to the overall operations. For the period from April 6, 2015 (Inception) to June 30, 2015, there was no impairment of the intangible assets.

Impairment of long-lived assets

In accordance with ASC 360-10, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company periodically reviews the carrying value of its long-lived assets, such as property and equipment and intangible assets subject to amortization, to test whether current events or circumstances indicate that such carrying value may not be recoverable. If the tests indicate that the carrying value of the asset is greater than the expected cash flows to be generated by such asset, then an impairment adjustment is recognized for the excess of the carrying value over fair value. For the period from April 6, 2015 (Inception) to June 30, 2015, there was no impairment of long-lived assets.

67

Arc LifeStyle Group Inc And Affiliate

Notes to Consolidated Financial Statements

Period from April 6, 2015 (inception) to June 30, 2015

Note 2 – Summary of Significant Account Policies, continued

Fair value of financial instruments

In accordance with the reporting requirements of ASC 825-10-50, “Disclosures about Fair Value of Financial Instruments”, the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this statement and includes this additional information in the notes to the consolidated financial statements when the fair value is different than the carrying value of those financial instruments. The estimated fair value of accounts receivable are based on management’s assessment of the net realizable value. The estimated fair value of accounts payable approximates their carrying amounts due to the short maturity of these liabilities. The estimated fair value of the notes payable and due to shareholders also approximates its carrying value because the terms are comparable to similar lending arrangements in the marketplace.

Revenue Recognition

Revenue from product sales is recognized net of discounts, returns, and other potential adjustments upon passing of risk to the customer, depending on shipping terms, and when estimates of adjustments are reasonably determinable, collection is reasonably assured and the Company has no further performance obligations. Sales tax collected on sales of the Company’s products and remitted to governmental agencies are not included in revenues or in costs and expenses. All revenues recorded were from product sales on third party websites.

Marketing and Advertising

In accordance with ASC 720-35, “Advertising Costs”, marketing and other advertising costs are expensed when incurred and totaled $195 for the period from April 6, 2015 (Inception) to June 30, 2015. These costs are included in the consolidated statements of operations as selling, general and administrative expenses.

Shipping and Handling

In accordance with ASC 605-45-45-19, “Shipping and Handling Fees and Costs”, shipping and handling costs are included in cost of sales in the consolidated statements of operations. The Company defines handling costs as those costs incurred to fulfill a shipped sales order.

68

Arc LifeStyle Group Inc And Affiliate

Notes to Consolidated Financial Statements

Period from April 6, 2015 (inception) to June 30, 2015

Note 2 – Summary of Significant Account Policies, continued

Income Taxes

The Company has adopted ASC 740-10, “Income Taxes”, which establishes standards for accounting for uncertainty in income taxes and provides several clarification related to uncertain tax positions. Most notably, a “more likely-than not” standard for initial recognition for tax purposes, a presumption of audit detection and a measurement of recognized tax benefits based on the largest amount that has a greater than 50 percent likelihood of realization. ASC 740-10 applies a two-step process to determine whether any amount of tax benefit will be recognized. Second, the Company determines how much of the tax benefit should be recognized (this would only apply to tax positions that qualify for recognition). A valuation allowance is recorded based on a determination of the ultimate realization of net deferred tax assets (see Note 7).

The Company accounts for interest and penalties relating to uncertain tax positions in the current period consolidated statement of operations, if necessary. As of June 30, 2015, the Company had no uncertain tax positions. Accordingly, the Company has not recognized any penalty, interest or tax impact related to uncertain tax positions.

Concentrations

The total accounts receivable due from five customers accounted for approximately 64% of the total accounts receivable as of June 30, 2015. The accounts receivable due form these five customers individually accounted for 10% or more of the total accounts receivable as of June 30, 2015.

During the period from April 6, 2015 (Inception) to June 30, 2015, the Company purchased majority of its inventory from one vendor.

The Company continually evaluates the credit worthiness of its vendor and customers’ financial condition and has policies to minimize any potential risk.

Note 3 – Inventory

The Company’s inventory as of June 30, 2015 consists of finished goods and totaled $5,348. Management determined that an inventory reserve was not necessary as of June 30, 2015.

Note 4 – Prepaid Expenses

The Company’s prepaid expenses as of June 30, 2015 consists of prepaid consulting fees to consultants and prepaid legal fees, amounting to $257,319 and $5,000, respectively.

69

Arc LifeStyle Group Inc And Affiliate

Notes to Consolidated Financial Statements

Period from April 6, 2015 (inception) to June 30, 2015

Note 5 – Property and equipment

The Company’s property and equipment as of June 30, 2015 consists of furniture and equipment with an original cost of $178 and accumulated depreciation of $1. Depreciation expense relating to property and equipment was $1 for the period from April 6, 2015 (Inception) to June 30, 2015.

Note 6 – Intangible Assets

The Company’s intangible assets as of June 30, 2015 consist of 2 master license agreements of 2 years each with an original cost of $35,000 and accumulated amortization of $1,588.

The Company annually evaluates the carrying value of these intangibles to identify any potential impairment and measure the amount of the intangible impairment loss to be recognized, if any. There was no impairment during the period from April 6, 2015 (Inception) to June 30, 2015.

The master license agreement is being amortized over a life of 2 years. Amortization expense was $1,588 for the period from April 6, 2015 (Inception) to June 30, 2015. As of June 30, 2015, estimated future amortization expense for each of the succeeding years was $8,750, $17,500 and $7,163 in 2015, 2016 and 2017, respectively.

Note 7 – Notes Payable and Convertible Debenture

At various times during the period from April 6, 2015 (Inception) to June 30, 2015, the Company issued several notes payable to stockholders totaling $8,896. These notes payable all bear an interest rate of 6% per annum and have maturity dates ranging from April 4, 2016 to June 28, 2016. All outstanding principal and interest on these notes payable are due and payable at maturity. As of June 30, 2015, the accrued and unpaid interest on these notes payable was $215, which is included in the consolidated balance sheet as accrued liabilities.

On June 9, 2015, the Company entered into a $4,561 note payable with CBC Consultants, LTD. This note payable has a maturity date of June 8, 2016 and bears interest at 6% per annum. The principal and interest on this note payable is due and payable at maturity. As of June 30, 2015, the accrued interest on this note payable was $97, which is included in the consolidated balance sheet as accrued liabilities.

On May 25, 2015, the Company entered into a $25,000 debenture agreement with a vendor. This debenture has a maturity date of May 24, 2015, and bears interest at 6% per annum. The principal and interest on this debenture is due and payable at maturity. As of June 30, 2015, the accrued interest on this debenture was $148, which is included in the consolidated balance sheet as accrued liabilities.

On June 4, 2015, the Company entered into a $10,000 debenture agreement with a vendor. This debenture has a maturity date of June 3, 2015, and bears interest at 6% per annum. The principal and interest on this debenture is due and payable at maturity. As of June 30, 2015, the accrued interest on this debenture was $43, which is included in the consolidated balance sheet as accrued liabilities.

These debentures, totaling $35,000, contain an option to convert, at any time and from time to time, until payment in full of the debentures, all or any part of the principal amount of the debentures, plus accrued interest, into shares of the Company’s common stock, at the current market price on the date of conversion.

70

Arc LifeStyle Group Inc And Affiliate

Notes to Consolidated Financial Statements

Period from April 6, 2015 (inception) to June 30, 2015

Note 8 – Income Taxes

The Company’s effective tax rate was 0% for the period from April 6, 2015 (Inception) to June 30, 2015. The Company paid no federal income taxes during this period. The provision for income taxes for the period from April 6, 2015 (Inception) to June 30, 2015 was $0.

Realization of the deferred tax assets is dependent on future earnings, if any, the timing and amount of which is uncertain. As of June 30, 2015, the Company had recorded a full valuation allowance based on our assessment that the realization of our net deferred tax assets did not meet the “more likely than not” criteria under ASC 740, “Accounting for Income Taxes”.

A reconciliation of the provision for income taxes with amounts determined by applying the statutory U.S. federal income tax rate to the loss before provision for income taxes for the period from April 6, 2015 (Inception) to June 30, 2015 is as follows:

Book Income	$10,302
State taxes	1,076
Deferreds	426
Valuation allowance	(11,804)
Provision for income taxes	$—

The Company’s deferred tax assets as of June 30, 2015 consist of the following:

Current deferred tax assets	$-

Non-current deferred tax assets
Amortization	426
Net operating loss carryforwards	11,378
Non-current deferred tax assets	11,804

Total gross deferred tax assets	11,804
Valuation allowance	(11,804)
Total deferred tax assets	$—

As of June 30, 2015, the Company had available unused net operating losses of $30,989 that may be applied against future taxable income and expires in 2035. In assessing if the deferred tax assets will be realized, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Realization of the deferred tax assets is dependent upon the generation of future taxable income, if any, the timing and amount of which is uncertain. As of June 30, 2015, the Company had a full valuation allowance against the deferred tax assets.

71

Arc LifeStyle Group Inc And Affiliate

Notes to Consolidated Financial Statements

Period from April 6, 2015 (inception) to June 30, 2015

Note 9 - Stockholders’ Equity

Under the terms of the Company’s articles of incorporation and bylaws, the Company is authorized to issue 5 classes of stock; common stock, series A preferred stock, series B preferred stock, series C preferred stock, and series D preferred stock.

Common Stock

The Company is authorized to issue 700,000,000 shares of common stock which has a par value of $0.0001 per share. Each share of common stock is entitled to 1 vote on all matters put to the vote of the common stock. Each share of common stock may receive dividends if, and in such manner and amount as, declared by the Board of Directors. During the period from April 6, 2015 (Inception) to June 30, 2015, the Company issued 7,330,000 shares of common stock.

Series A Preferred Stock

The Company is authorized to issue 10,000 shares of series A preferred stock which has a par value of $0.0001 per share. Each share of series A preferred stock have voting rights equal to 80% of the voting rights of the entire Company, divided by the number of shares of series A preferred stock issued and outstanding at the time of voting. The shares of series A preferred stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion, except that, upon any declaration of a dividend, 80% of the total aggregate value of the dividend shall be distributed to the shares of the series A preferred stock. Each share of series A preferred stock may be converted at the sole election of the holder, at any time beginning six months from the date of its issuance, into shares of the common stock according to the following formula:

-	The total number of issued and outstanding shares of the common stock at time of conversion; plus
-	The total number of issued and outstanding shares of series B preferred stock at time of conversion; plus
-	The total number of issued and outstanding shares of series C preferred stock at time of conversion;
-	The above three figures, after being added together, is multiplied by two, then divided by the number of issued and outstanding shares of series A preferred stock at time of conversion.

During the period from April 6, 2015 (Inception) to June 30, 2015, the Company issued 1 share of series A preferred stock.

72

Arc LifeStyle Group Inc And Affiliate

Notes to Consolidated Financial Statements

Period from April 6, 2015 (inception) to June 30, 2015

Note 9 - Stockholders’ Equity, Continued

Series B Preferred Stock

The Company is authorized to issue 500,000 shares of series B preferred stock which has a par value of $0.0001 per share. Series B preferred stock have no voting rights and are not entitled to receive dividends. Each share of series B preferred stock may be convertible, at any time by the respective holder, into the number of shares of the Company’s common stock, equal to the price paid for the share of series B preferred stock, divided by 0.01 per share for common stock; each share of series B preferred stock would be convertible into 100,000 shares of common stock. Beginning 36 months from the issuance date, the Company may, at any time, redeem for cash any and/or all such issued shares of series B preferred stock, which cash redemption shall consist of a cash payment of 115% of the price paid per share. Upon receipt of a notice by the Company to call, each holder of series B preferred stock shall have the pre-emptive right to convert its shares to common shares, so long as it elects to do so within the prescribed conversion process. During the period from April 6, 2015 (Inception) to June 30, 2015, the Company issued 120 shares of series B preferred stock.

Series C Preferred Stock

The Company is authorized to issue 100,000 shares of series C preferred stock which has a par value of $0.0001 per share. As of June 30, 2015, none of the series C preferred stock has been issued.

Series D Preferred Stock

The Company is authorized to issue 2,000,000 shares of series D preferred stock which has a par value of $0.0001 per share. As of June 30, 2015, none of the series D preferred stock has been issued.

Undesignated Stock

There are 97,390,000 shares of preferred stock class of the Company that are not designated and may not be authorized or issued until designated. Undesignated shares of preferred stock may be designated for any existing series of preferred stock, and new series of preferred stock may be designated using undesignated shares of preferred stock, at any time by majority vote of the Board of Directors, through an amendment of the Certificate of Designation, subject to the limitations imposed by the other provisions in the Certificate of Designation. No more than 100,000,000 shares of preferred stock may be designated in total.

73

Arc LifeStyle Group Inc And Affiliate

Notes to Consolidated Financial Statements

Period from April 6, 2015 (inception) to June 30, 2015

Note 10 – Related Party Transactions

Fanxi

As Fanxi was a consolidated VIE of the Company from May 22, 2015, the effective date of the Service Agreement, to June 30, 2015, all transactions with Fanxi were eliminated on consolidation.

ARC provides services to Fanxi in relation to the current and proposed operations of Fanxi’s business in the PRC pursuant to the terms and conditions of the Service Agreement. These services includes, but are not limited to, general business operations, human resources, business development and other advice and assistance as may be agreed upon by ARC and Fanxi. During the term of the Service Agreement, ARC shall be the exclusive provider of the services and Fanxi shall not seek or accept similar services from other providers unless the prior written approval is obtained from ARC.

In consideration for the services provided by ARC, Fanxi pays ARC a management service fee each quarter equal to all of its net income for such quarter based on the quarterly financial statements provided.

The Service Agreement also contains certain negative covenants restricting Fanxi in engaging in certain transactions. As of June 30, 2015, Fanxi was in compliance with these covenants. The Service Agreement can be terminated by ARC or Fanxi, subject to the provisions provided therein.

Note 11 - Commitment and Contingencies

The Company may be a party to routine claims and actions brought against it from time to time, which arise in the normal course of business. In the opinion of management, the final disposition of these matters will not have a material adverse effect on the Company’s financial position or results of operations.

74

Arc LifeStyle Group Inc And Affiliate

Notes to Consolidated Financial Statements

Period from April 6, 2015 (inception) to June 30, 2015

Note 12 – Subsequent Events

In accordance with ASC 855, “Subsequent Events”, the Company has evaluated events and transactions occurring subsequent to June 30, 2015, the consolidated balance sheet date, through November 13, 2015, the date of the consolidated financial statements were available to be issued, and determined that there were no such events or transactions which would impact the consolidated financial statements for the period from April 6, 2015 (Inception) to June 30, 2015, except as follows:

In July 2015, the Company underwent a Regulation-S Private Offering which resulted in the sale of 166,000 shares of the Company’s common stock at a price of $0.16 per share.

On August 7, 2015, the Company entered into a stock purchase agreement with Capital Flows Ltd. and sold 180 shares of the Company’s series B preferred stock for a total price of $45,000.

On August 13, 2015, the Company executed a termination agreement relating to a lease and operating agreement entered into with La Filotea Productions, Inc. (“Filotea”). The consideration given to Filotea by the Company included 50,000 shares of common stock and a short term note receivable with a principal amount of $3,000 and bearing a 6% rate of interest. In return for this consideration, Filotea was required to give control of its business operations to the Company for a period of 6 months to evaluate the possibility of acquisition. The terms included in the termination agreement states that both parties will not be liable for any ongoing obligations except for the repayment of the $3,000 loan granted to Filotea, the last payment of which is due August 31, 2015. The 50,000 shares granted to Filotea were returned to the Company as a result of the termination agreement.

On August 14, 2015, 30 series B preferred shares, owned by Capital Flows Ltd., were converted into 3,000,000 shares of common stock.

No other significant subsequent events have been noted as of November 13, 2015.

75

[OUTSIDE BACK COVER PAGE]

PROSPECTUS

Arc LifeStyle Group Inc

5,000,000 SHARES OF

COMMON STOCK

TO BE SOLD BY Arc LifeStyle Group Inc

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until 3rd of December, 2015 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS ____________

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company.

Amount
Item	(US$)
SEC Registration Fee	$150.79
Transfer Agent Fees	—
Legal Fees	30,000.00
Accounting Fees	20,000.00
Printing Costs	500.00
Miscellaneous	5,000.00
TOTAL	$55,650.79

76

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Florida Business Organizations Law, as amended from time to time (the “Florida Organizations Law”) Florida Revised Statutes (“FRS”), indemnify all of our directors and officers. Section 607.0850 of the Florida Business Corporation Act, The 2015 Florida Statutes provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

RECENT TRANSACTIONS OF UNREGISTERED SECURITIES

Within the past two years we have issued and sold the following securities without registration.

On May 13, 2015, we offered 350,000 shares of common stock to an investor, CBC Consultants Ltd for $9,991. The offering was made to a non-U.S. investor, with no directed selling efforts in the U.S., where offering restrictions were implemented in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

On June 24, 2015, we offered 200,000 shares of common stock to non U.S investors per a Private Placement Memorandum pursuant to the exclusion from registration provided by Regulation S and have sold 166,000 shares of common stock to date, at a purchase price of $0.16 per share, for aggregate proceeds of $26,560. The offering was made to non-U.S. investors, with no directed selling efforts in the U.S., where offering restrictions were implemented in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

On August 7, 2015, we offered 180 shares of our Preferred Series B stock to our major shareholder, Capital Flows Ltd for $45,000. The offering was made to a non-U.S. investor, with no directed selling efforts in the U.S., where offering restrictions were implemented in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act. On August 14, 2015, 30 series B preferred shares, owned by Capital Flows Ltd., were converted into 3,000,000 shares of common stock.

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On August 13, 2015, 150,000 shares of our common stock was issued to Mr. Abraham Dominguez Cinta as an incentive for the valuable services he has provided to the Company in connection with the overall business plan and direction of the Company for the future.

On August 13, 2015, 150,000 shares of our common stock was issued to Mr. Rory Man Lok San as an incentive for the valuable services he has provided to the Company in connection with the overall business plan and direction of the Company for the future.

On August 13, 2015, 500,000 shares of our common stock was issued to Mr. Carlos Lopez as an incentive for the valuable services he has provided to the Company in connection with the overall business plan and direction of the Company for the future.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability under the Securities Act of 1922 to any purchases:

(i)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officer and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by our director, officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on November 16, 2015.

ARC LIFESTYLE GROUP INC (Registrant)

By:	/s/ Carlos Lopez
Name:	Carlos Lopez
Title:	President and Chief Executive Officer
(Principal Executive Officer and Principal
Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Carlos Lopez , as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1/A of Arc LifeStyle Group Inc, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ Carlos Lopez	President and Chief Executive Officer,	November 16, 2015
Carlos Lopez	Secretary, Treasurer and Director
(Principal Executive Officer and Principal
Financial and Accounting Officer)

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EXHIBIT INDEX

Exhibits		Description
3.1		Articles of Incorporation of Registrant
3.2		Bylaws of Registrant
4.1		Specimen Stock Certificate
5.1		Opinion of Law Offices of LAR Law Group P.C. Regarding Legality of the Securities Being Registered
10.1		The Management Services Agreement, dated May 22, 2015 by and among Arc LifeStyle Group Inc, on the one hand and Shanghai Fan Xi Commerce Co., LTD, on the other hand.
10.2		The Master License Agreement, dated May 25, 2015 by and among Arc LifeStyle Group Inc, on the one hand, and Sergio Camarero Blanco, on the other hand.
10.3		The Master License Agreement, dated June 4, 2015 by and among Arc LifeStyle Group Inc, on the one hand, and Alvaro Gallego Grajal, on the other hand.
10.4		The Lease and Operating Agreement, dated May 1, 2015 by and among Arc LifeStyle Group Inc, on the one hand, and La Filotea Productions, Inc., on the other hand.
10.4	A	The Termination Agreement, dated August 13, 2015 by and among Arc LifeStyle Group Inc, on the one hand, and La Filotea Productions, Inc., on the other hand.
10.5		The Stock Purchase Agreement, dated May 13, 2015 by and among Arc LifeStyle Group Inc, on the one hand, and CBC Consultants Ltd, on the other hand.
10.6		Sample of Reg-S Private Placement
10.7		The Stock Purchase Agreement for Preferred Shares Series B of Arc LifeStyle Group Inc, dated August 7, 2015 by and among Arc LifeStyle Group Inc, on the one hand, and Capital Flows Ltd, on the other hand.
10.8	A	Consulting Agreement, dated April 7, 2015 by and among Arc LifeStyle Group Inc and Mr. Abraham Dominguez Cinta.
10.8	B	Consulting Agreement, dated April 7, 2015 by and among Arc LifeStyle Group Inc and Mr. Rory Man Lok San.
10.8	C	Consulting Agreement, dated May 18, 2015 by and among Arc LifeStyle Group Inc and Ms. Xiaoyue Zhang.
14.1		Code of Ethics
23.1		Consent of Law Offices of LAR Law Group P.C (included in Exhibit 5.1)
23.2		Consent of Accounting Firm of Montgomery Coscia Greilich LLP
99.1		Subscription Agreement

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